Exhibit 99.1
EARNINGS RELEASE AND SUPPLEMENTAL INFORMATION - Unaudited
Second Quarter 2010

OVERVIEW:	Section I
Earnings Release	1.1
Overview	1.4

FINANCIAL STATEMENTS:	Section II
Consolidated Balance Sheets	2.1
Consolidated Statements of Operations	2.2
Consolidated Statements of Funds From Operations (FFO)	2.3
Reconciliations of Net Earnings (Loss) to FFO and EBITDA	2.4
Calculation of Per Share Amounts	2.5

DIRECT OWNED:	Section III
Operating Properties	3.1
Under Development Portfolio and Land	3.2
Development Activity	3.3
Investing Activity	3.4

INVESTMENT MANAGEMENT:	Section IV
ProLogis’ Investments in Unconsolidated Investees	4.1
Operating Portfolio of Property Funds	4.2
Summarized Financial Information of Property Funds	4.3
Investing and Financing Activity	4.5

OPERATING STATISTICS:	Section V
Direct Owned Leasing and Capital Expenditures	5.1
Investment Management Leasing and Capital Expenditures	5.2
Same Store Analysis and Top Customers	5.3
Geographic Distribution	5.4

DEBT:	Section VI
ProLogis Debt Summary	6.1
ProLogis Debt and Equity	6.2
Property Fund Debt Summary	6.3
ProLogis Debt Covenant Ratios	6.4

NET ASSET VALUE:	Section VII
Components of Net Asset Value for ProLogis	7.1

NOTES AND DEFINITIONS:
Notes to Supplemental Information	Appendix A
Definitions	Appendix B
Executive Office Address • 4545 Airport Way • Denver, CO 80239 • +1 (303) 567-5000

Second Quarter 2010
PROLOGIS REPORTS SECOND QUARTER RESULTS
— Total Operating Portfolio Leasing Improves Driven by Development Portfolio —
— Build-to-Suit Development and Land Monetization Ahead of Plan —
— Company Reiterates Full-year Guidance —
Denver, Colo. — July 22, 2010 — ProLogis (NYSE: PLD), a leading global provider of distribution facilities, today reported second quarter 2010 funds from operations as defined by ProLogis (FFO), excluding significant non-cash items, of $0.15 per diluted share. Of this amount, approximately $0.02 related to gains on contributions and $0.13 per diluted share was from core operations. FFO, including significant non-cash items of $0.01, was $0.14 per diluted share.
For the six months ended June 30, 2010, FFO, excluding significant non-cash items and first quarter non-recurring charges, was $0.28 per diluted share, relative to the company’s full-year 2010 guidance of $0.70 — $0.78 per diluted share. Core FFO for the first half was $0.24 relative to the company’s full-year guidance of $0.55 — $0.60 per diluted share.
The company reported a net loss of $0.05 per diluted share for the second quarter of 2010 and a net loss of $0.24 per diluted share for the six months ended June 30, 2010.
Industrial Fundamentals Remain Mixed
“Economic growth forecasts have been tempered in recent weeks, and for the most part, industrial market conditions are tracking with the expectations of a more moderate pace of recovery,” said Walter C. Rakowich, chief executive officer. “Despite these indications of slower growth, we are seeing steady activity levels with modest occupancy increases in some markets and believe rental rates have bottomed in the majority of them. For the first time since October 2007, we saw positive net absorption in the top 31 North American industrial markets of approximately 11 million square feet. In addition, customers remain focused on improving supply chain efficiencies, and with limited new supply, those with targeted requirements are increasingly pursuing build-to-suits.”
For the quarter, the company’s total industrial operating portfolio (including completed development) was 89.7 percent leased, up from 89.2 percent in the first quarter of 2010, principally driven by a 480 basis point increase in completed development leasing (see page 1.5). Total leasing activity was 28.3 million square feet in the second quarter of 2010, in line with average leasing over the past year of 29.4 million square feet per quarter.
Customer retention during the quarter remained strong at 78.1 percent in the company’s direct owned portfolio and 81.8 percent within its property funds. In addition, more than 76 percent of the company’s new development portfolio leases were signed with repeat customers, including Emerson Electric in North America, SONY in Europe and Hitachi Transport System in Asia.
Rental rates on turnovers in the same-store portfolio declined 15.7 percent in the second quarter, with less than three percent of the transactions representing 420 basis points of the decline and the remaining 97 percent of the transactions having a weighted average rental rate decline of 11.5 percent. Occupancy in the same-store portfolio increased by 1.8 percent, while same-store net operating income declined 3.4 percent.
“We are encouraged by our increased occupancy levels and the activity we see in our markets; however, we expect rent growth comparisons to remain negative over the coming quarters, driven by turnover of leases that were put in place at or near peak rental rates,” Rakowich added.
Section I — Overview
Page 1.1

Second Quarter 2010
Steady Demand for New Development
“We continued to see steady demand for new development during the quarter and made significant progress toward our goals of starting $700 to $800 million of development and monetizing $350 to $400 million of land this year,” said Ted R. Antenucci, president and chief investment officer. “During the quarter, we started $196 million of new development, which when combined with two additional build-to-suit agreements signed early in the third quarter, brings the company’s year-to-date total development starts to more than $470 million. With the addition of year-to-date third-party land sales, these activities monetize approximately $184 million of land.”
Further Improvements in Valuations Support Disposition Goal
“Valuations have continued to improve, driven by significant institutional investor demand and a favorable interest rate environment. These factors support some of the most attractive investment spreads in recent years,” Rakowich said. “We are in discussions on transactions that support our goal of $1.3 to $1.5 billion of gross proceeds from contributions and dispositions. We believe this is an excellent time to pursue our objective of selling primarily non-strategic U.S. properties, enabling us to focus on industrial real estate while enhancing the geographic diversification of our direct owned portfolio. We intend to utilize the proceeds principally to de-lever and match our development funding requirements later this year and into 2011.”
No Changes to Guidance
“Our guidance for 2010 remains unchanged, with a continued expectation of improving net operating income from our core development portfolio in addition to greater development management fees and gains to be recognized in the second half of the year. We intend to continue to pursue sales of land and non-strategic operating properties, which may create additional impairments in the second half of the year and into 2011. Consistent with our definitions of core FFO and FFO, excluding significant non-cash items, our guidance does not include the impact from any potential impairments,” said William E. Sullivan, chief financial officer.
Additional Information
Copies of ProLogis’ second quarter 2010 supplemental information are available from the company’s website at http://ir.prologis.com in the “Annual & Supplemental Reports” section. The company will host a webcast/conference call on Thursday, July 22, 2010, at 10:00 a.m. Eastern Time. The live webcast as well as the subsequent replay, including in a podcast format, will be available from the company’s website at http://ir.prologis.com.
About ProLogis
ProLogis is a leading global provider of distribution facilities, with more than 475 million square feet of industrial space owned and managed (44 million square meters) in markets across North America, Europe and Asia. The company leases its industrial facilities to more than 4,400 customers, including manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises with large-scale distribution needs. For additional information about the company, go to www.prologis.com.
Follow ProLogis on Twitter: http://twitter.com/ProLogis
Section I — Overview
Page 1.2

Second Quarter 2010
The statements above that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which ProLogis operates, management’s beliefs and assumptions made by management, they involve uncertainties that could significantly impact ProLogis’ financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of developed properties, general conditions in the geographic areas where we operate and the availability of capital in existing or new property funds — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, (v) maintenance of real estate investment trust (“REIT”) status, (vi) availability of financing and capital, (vii) changes in demand for developed properties, and (viii) those additional factors discussed in reports filed with the Securities and Exchange Commission by ProLogis under the heading “Risk Factors.” ProLogis undertakes no duty to update any forward-looking statements appearing in this press release.

Investor Relations	Media	Financial Media
Melissa Marsden 303-567-5622 mmarsden@prologis.com	Krista Shepard 303-567-5907 kshepard@prologis.com	Suzanne Dawson Linden Alschuler & Kaplan, Inc 212-329-1420 sdawson@lakpr.com
Section I — Overview
Page 1.3

Second Quarter 2010
Overview

(in thousands, except per share amounts)
 Summary of Results
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Revenues (page 2.2)	$260,731	$258,479	$520,697	$691,203

Net earnings (loss) (page 2.2) (a)	$(23,150)	$238,865	$(114,279)	$417,597
Net earnings (loss) per share - Diluted (page 2.5) (a)	$(0.05)	$0.58	$(0.24)	$1.21

FFO, including significant non-cash items (page 2.3) (a)	$67,844	$137,194	$74,961	$379,459
Add (deduct) significant non-cash items (page 2.4):
Impairment of real estate properties	367	84,218	367	84,218
Net gain related to disposed assets - China operations	-	-	-	(3,315)
Losses (gains) on early extinguishment of debt	(975)	(143,280)	14,258	(161,208)
Write-off deferred extension fees associated with the Global Line	854	-	854	-
Our share of certain losses recognized by the property funds	3,000	-	3,575	11,283

Total adjustments for significant non-cash items	3,246	(59,062)	19,054	(69,022)

FFO, excluding significant non-cash items (page 2.4) (a)	$71,090	$78,132	$94,015	$310,437

FFO per share - Diluted, including significant non-cash items (page 2.5) (a)	$0.14	$0.34	$0.16	$1.10
Add (deduct) - summarized significant non-cash adjustments - per share (page 2.4)	0.01	(0.15)	0.04	(0.20)

FFO per share - Diluted, excluding significant non-cash items (page 2.5) (a)	$0.15	$0.19	$0.20	$0.90

 Assets Owned and Under Management
	June 30,	March 31,	December 31,	September 30,
	2010	2010	2009	2009
Direct owned - investment balance:
Industrial properties:
Core (page 3.1)	$7,486,076	$7,431,138	$7,436,539	$7,441,065
Core - completed development (page 3.1)	4,002,407	4,013,489	4,108,962	4,094,702
Properties under development (page 3.2)	199,434	194,226	191,127	354,885
Land held for development (page 3.2)	2,282,223	2,387,984	2,569,343	2,694,925
Retail and mixed use properties	303,428	303,191	302,838	388,008
Land subject to ground leases and other	430,349	428,929	373,422	416,577
Other investments	249,643	236,741	233,665	240,533

Total - direct owned	14,953,560	14,995,698	15,215,896	15,630,695

Investment management - investment balance (b):
Industrial properties:
Property funds (page 4.2)	17,958,090	18,660,979	19,468,889	19,464,421
Other unconsolidated investees	623,858	618,671	444,985	454,986

Total - investment management	18,581,948	19,279,650	19,913,874	19,919,407

Total assets owned and under management	$33,535,508	$34,275,348	$35,129,770	$35,550,102

(a)	These amounts are attributable to common shares.

(b)	Amounts represent the entity’s basis in the property, not our proportionate share.
See numbered note references in Appendix A and Appendix B for definitions that are used throughout this report.
Section I - Overview
Page 1.4

Second Quarter 2010
Overview - continued

(in thousands, except percentages)
 Summary of Portfolio

	June 30, 2010	December 31, 2009
Square feet owned and under management:
Direct Owned:
Industrial properties:
Core (page 3.1)	141,561	141,019
Core - completed development (page 3.1)	51,153	50,604
Properties under development (page 3.2)	4,494	2,930
Retail and mixed use properties	1,150	1,150
Investment management - industrial properties:
Property funds (page 4.2)	267,763	274,241
Other unconsolidated investees	11,557	10,021

Total square feet owned and under management	477,678	479,965

	As of June 30, 2010
	Core	Core-Completed Development	Under Development	Retail & Mixed Use	Investment Mgmt.	Total
Square feet by continent:
North America	139,623	21,044	667	1,150	174,265	336,749
Europe	1,727	21,856	2,106	-	102,800	128,489
Asia	211	8,253	1,721	-	2,255	12,440

Total square feet owned and under management	141,561	51,153	4,494	1,150	279,320	477,678

Leasing Information

	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009
Leased %
Direct owned operating portfolio:
Core	89.51%	89.73%	90.06%	90.39%
Core - completed development	71.92%	67.12%	62.18%	56.56%

Direct owned operating portfolio (page 3.1)	84.84%	83.74%	82.70%	81.28%

Investment management- industrial properties:
Property funds (page 4.2)	93.08%	93.04%	93.54%	93.78%
Other unconsolidated investees	90.62%	91.58%	94.47%	95.04%

Investment management portfolio	92.98%	92.98%	93.57%	93.83%

Total Operating Portfolio - Industrial	89.66%	89.21%	89.19%	88.72%

Under Development Portfolio (page 3.2)	65.49%	60.72%	100.00%	88.41%

Leasing activity:
Direct owned - leases signed - quarterly activity (page 5.1)	14,222	12,661	15,361	15,674
Property funds - leases signed - quarterly activity (page 5.2)	14,062	16,957	15,888	12,890

Total leasing activity	28,284	29,618	31,249	28,564

Section I - Overview
Page 1.5

Second Quarter 2010
Consolidated Balance Sheets

(in thousands, except per share data)

	June 30,	December 31,
	2010	2009

Assets:
Investments in real estate assets:
Industrial properties:
Core	$7,486,076	$7,436,539
Core - completed development	4,002,407	4,108,962
Properties under development	199,434	191,127
Land held for development	2,282,223	2,569,343
Retail and mixed use properties	303,428	302,838
Land subject to ground leases and other	430,349	373,422
Other investments	249,643	233,665

	14,953,560	15,215,896
Less accumulated depreciation	1,801,602	1,671,100

Net investments in real estate assets	13,151,958	13,544,796

Investments in and advances to unconsolidated investees:
Property funds	1,776,646	1,876,650
Other unconsolidated investees	280,166	275,073

Total investments in and advances to unconsolidated investees	2,056,812	2,151,723

Cash and cash equivalents	25,102	34,362
Accounts and notes receivable	153,193	136,754
Other assets	1,011,414	1,017,780

Total assets	$16,398,479	$16,885,415

Liabilities and Equity:
Liabilities:
Debt (1)	$8,176,178	$7,977,778
Accounts payable and accrued expenses	397,685	455,919
Other liabilities	465,250	444,432

Total liabilities	9,039,113	8,878,129

Equity:
ProLogis shareholders’ equity:
Series C preferred shares at stated liquidation preference of $50 per share	100,000	100,000
Series F preferred shares at stated liquidation preference of $25 per share	125,000	125,000
Series G preferred shares at stated liquidation preference of $25 per share	125,000	125,000
Common shares at $.01 par value per share	4,767	4,742
Additional paid-in capital	8,566,388	8,524,867
Accumulated other comprehensive income (loss) (2)	(386,546)	42,298
Distributions in excess of net earnings	(1,192,677)	(934,583)

Total ProLogis shareholders’ equity	7,341,932	7,987,324
Noncontrolling interests	17,434	19,962

Total equity	7,359,366	8,007,286

Total liabilities and equity	$16,398,479	$16,885,415

See Appendix A for note references
Section II - Financial Statements
Page 2.1

Second Quarter 2010
Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Revenues:
Rental income (3)	$229,790	$224,882	$460,018	$440,974
Property management and other fees and incentives	28,307	31,774	56,969	65,408
CDFS disposition proceeds (4)	-	-	-	180,237
Development management and other income	2,634	1,823	3,710	4,584

Total revenues	260,731	258,479	520,697	691,203

Expenses:
Rental expenses	65,274	68,884	132,851	135,600
Investment management expenses	9,931	10,819	20,250	21,395
General and administrative (5)	38,921	41,450	80,927	89,693
Reduction in workforce (5)	-	6,868	-	11,330
Impairment of real estate properties	367	84,218	367	84,218
Depreciation and amortization	87,476	76,941	173,675	151,391
Other expenses	4,649	4,584	8,916	11,003

Total expenses	206,618	293,764	416,986	504,630

Operating income	54,113	(35,285)	103,711	186,573
Other income (expense):
Earnings (loss) from unconsolidated property funds, net	(44)	17,398	5,850	19,496
Earnings from other unconsolidated investees, net	3,348	1,342	5,427	3,543
Interest expense (6)	(118,920)	(83,049)	(228,899)	(175,981)
Other income (expense), net	(1,370)	859	(1,542)	4,175
Net gains on dispositions of real estate properties (7)	10,959	7,904	22,766	8,792
Foreign currency exchange gains (losses), net (8)	(7,206)	(9,025)	(3,518)	21,512
Gain (loss) on early extinguishment of debt, net (1)	975	143,280	(46,658)	161,208

Total other income (expense)	(112,258)	78,709	(246,574)	42,745

Earnings (loss) before income taxes	(58,145)	43,424	(142,863)	229,318
Current income tax expense (4)	598	12,577	10,351	34,766
Deferred income tax benefit	(40,847)	(8,771)	(42,398)	(15,599)

Total income taxes	(40,249)	3,806	(32,047)	19,167

Earnings (loss) from continuing operations	(17,896)	39,618	(110,816)	210,151
Discontinued operations (9):
Income attributable to disposed properties	327	8,897	592	20,649
Net gain related to disposed assets - China operations (4)	-	-	-	3,315
Net gains on dispositions:
Non-development properties	979	185,521	9,062	185,521
Development properties and land subject to ground leases	-	11,692	65	11,503

Total discontinued operations	1,306	206,110	9,719	220,988

Consolidated net earnings (loss)	(16,590)	245,728	(101,097)	431,139
Net earnings attributable to noncontrolling interests	(191)	(494)	(444)	(804)

Net earnings (loss) attributable to controlling interests	(16,781)	245,234	(101,541)	430,335
Less preferred share dividends	6,369	6,369	12,738	12,738

Net earnings (loss) attributable to common shares	$(23,150)	$238,865	$(114,279)	$417,597

Weighted average common shares outstanding - Basic	476,791	406,539	475,898	342,183
Weighted average common shares outstanding - Diluted	476,791	409,504	475,898	345,106
Net earnings (loss) per share attributable to common shares - Basic:
Continuing operations	$(0.05)	$0.08	$(0.26)	$0.57
Discontinued operations	-	0.51	0.02	0.65

Net earnings (loss) per share attributable to common shares - Basic	$(0.05)	$0.59	$(0.24)	$1.22

Net earnings (loss) per share attributable to common shares - Diluted (page 2.5):
Continuing operations	$(0.05)	$0.08	$(0.26)	$0.57
Discontinued operations	-	0.50	0.02	0.64

Net earnings (loss) per share attributable to common shares - Diluted	$(0.05)	$0.58	$(0.24)	$1.21

See Appendix A for note references
Section II - Financial Statements
Page 2.2

Second Quarter 2010
Consolidated Statements of Funds From Operations (FFO)

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Revenues:
Rental income	$230,249	$242,920	$461,167	$486,455
Property management and other fees and incentives	28,307	31,774	56,969	65,501
CDFS disposition proceeds (4)	-	-	-	180,237
Development management and other income	2,634	1,823	3,710	4,584

Total revenues	261,190	276,517	521,846	736,777

Expenses:
Rental expense	65,395	73,985	133,281	149,354
Investment management expenses	9,931	10,819	20,250	21,395
General and administrative (5)	38,921	41,450	80,927	90,998
Reduction in workforce (5)	-	6,868	-	11,330
Impairment of real estate properties	367	84,218	367	84,218
Depreciation of corporate assets	3,106	3,969	6,501	8,087
Other expenses	4,649	4,584	8,916	11,009

Total expenses	122,369	225,893	250,242	376,391

Operating FFO	138,821	50,624	271,604	360,386

Other income (expense):
FFO from unconsolidated property funds	39,665	34,874	73,701	71,617
FFO from other unconsolidated investees	4,843	2,966	8,475	7,979
Interest expense	(118,920)	(83,049)	(228,899)	(175,811)
Other income (expense), net	(1,370)	859	(1,542)	4,247
Net gains on dispositions of real estate properties (7)(10)	10,756	15,986	20,251	17,557
Foreign currency exchange gains (losses), net	232	(8,906)	711	(22,386)
Gain (loss) on early extinguishment of debt, net (1)	975	143,280	(46,658)	161,208
Current income tax expense (4)(10)	(598)	(12,577)	(9,500)	(34,967)
Net gain related to disposed assets - China operations (4)	-	-	-	3,315

Total other income (expense)	(64,417)	93,433	(183,461)	32,759

FFO	74,404	144,057	88,143	393,145

Less preferred share dividends	6,369	6,369	12,738	12,738
Less net earnings attributable to noncontrolling interests	191	494	444	948

FFO attributable to common shares, including significant non-cash items	$67,844	$137,194	$74,961	$379,459

Adjustments for significant non-cash items (page 2.4)	3,246	(59,062)	19,054	(69,022)

FFO attributable to common shares, excluding significant non-cash items	$71,090	$78,132	$94,015	$310,437

Weighted average common shares outstanding - Basic	476,791	406,539	475,898	342,183

FFO per share attributable to common shares, including significant non-cash items:
Basic	$0.14	$0.34	$0.16	$1.11

Diluted (page 2.5)	$0.14	$0.34	$0.16	$1.10

FFO per share attributable to common shares, excluding significant non-cash items:
Basic	$0.15	$0.19	$0.20	$0.91

Diluted (page 2.5)	$0.15	$0.19	$0.20	$0.90

See Appendix A for note references
Section II - Financial Statements
Page 2.3

Second Quarter 2010
Reconciliations of Net Earnings (Loss) to FFO and EBITDA

(in thousands)
 Reconciliation of net earnings (loss) to FFO, including significant non-cash items

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Net earnings (loss) (a)	$(23,150)	$238,865	$(114,279)	$417,597
Add (deduct) NAREIT defined adjustments:
Real estate related depreciation and amortization	84,370	72,972	167,174	143,304
Adjustments to gains on dispositions for depreciation	(203)	(452)	(1,832)	(1,203)
Adjustments to (gains on) dispositions of non-development properties	-	(3,158)	103	(1,535)
Reconciling items attributable to discontinued operations: (9)
Gains on dispositions of non-development properties	(979)	(185,521)	(9,062)	(185,521)
Real estate related depreciation and amortization	11	4,040	127	10,502

Total discontinued operations	(968)	(181,481)	(8,935)	(175,019)
Our share of reconciling items from unconsolidated investees:
Real estate related depreciation and amortization	39,191	37,664	76,832	75,981
Adjustment to gains/losses on dispositions for depreciation	-	(6,578)	-	(6,578)
Other amortizations items	(3,515)	(2,571)	(6,989)	(6,161)

Total unconsolidated investees	35,676	28,515	69,843	63,242

Total NAREIT defined adjustments	118,875	(83,604)	226,353	28,789

Subtotal-NAREIT defined FFO	95,725	155,261	112,074	446,386

Add (deduct) our defined adjustments:
Foreign currency exchange losses (gains), net (8)	7,438	119	4,229	(43,829)
Deferred income tax benefit	(40,847)	(8,771)	(42,398)	(15,611)
Our share of reconciling items from unconsolidated investees:
Foreign currency exchange losses (gains), net (8)	2,731	(1,885)	1,944	(234)
Unrealized losses (gains) on derivative contracts, net	2,485	(4,105)	(1,575)	(5,959)
Deferred income tax expense (benefit)	312	(3,425)	687	(1,294)

Total unconsolidated investees	5,528	(9,415)	1,056	(7,487)

Total our defined adjustments	(27,881)	(18,067)	(37,113)	(66,927)

FFO, including significant non-cash items (a)	$67,844	$137,194	$74,961	$379,459

 Reconciliation of FFO, including significant non-cash items to FFO, excluding significant non-cash items

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

FFO, including significant non-cash items (a)	$67,844	$137,194	$74,961	$379,459
Add (deduct) significant non-cash items:
Impairment of real estate properties	367	84,218	367	84,218
Net gain related to disposed assets - China operations (4)	-	-	-	(3,315)
Losses (gains) on early extinguishment of debt (1)	(975)	(143,280)	14,258	(161,208)
Write-off deferred extension fees associated with Global Line	854	-	854	-
Our share of certain losses recognized by the property funds (page 4.3)	3,000	-	3,575	11,283

Total adjustments for significant non-cash items	3,246	(59,062)	19,054	(69,022)

FFO, excluding significant non-cash items (a)	$71,090	$78,132	$94,015	$310,437

 Reconciliation of FFO, excluding significant non-cash items, to EBITDA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

FFO, excluding significant non-cash items (a)	$71,090	$78,132	$94,015	$310,437
Interest expense	118,066	83,049	228,045	175,811
Depreciation of corporate assets	3,106	3,969	6,501	8,087
Current income tax expense included in FFO	598	12,577	10,351	34,967
Adjustments to gains on dispositions for interest capitalized	677	4,181	1,270	6,939
Preferred share dividends	6,369	6,369	12,738	12,738
Our share of reconciling items from unconsolidated investees	44,075	34,576	95,542	86,464

Earnings before interest, taxes, depreciation, and amortization (EBITDA)	$243,981	$222,853	$448,462	$635,443

(a)	Attributable to common shares.
See Consolidated Statements of Operations on page 2.2 and Consolidated Statements of FFO on page 2.3
See Appendix A for note references
Section II - Financial Statements
Page 2.4

Second Quarter 2010
Calculation of Per Share Amounts

(in thousands, except per share amounts)
 Net Earnings (Loss) Per Share

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010 (a)	2009	2010 (a)	2009

Net earnings (loss) - Basic (b)	$(23,150)	$238,865	$(114,279)	$417,597
Noncontrolling interest attributable to convertible limited partnership units (c)	-	494	-	804

Adjusted net earnings (loss) - Diluted (b)	$(23,150)	$239,359	$(114,279)	$418,401

Weighted average common shares outstanding - Basic	476,791	406,539	475,898	342,183
Incremental weighted average effect of conversion of limited partnership units (c)	-	1,235	-	1,235
Incremental weighted average effect of stock awards (d)	-	1,730	-	1,688

Weighted average common shares outstanding - Diluted (e)	476,791	409,504	475,898	345,106

Net earnings (loss) per share - Diluted (b)	$(0.05)	$0.58	$(0.24)	$1.21

 FFO Per Share, including significant non-cash items

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

FFO - Basic, including significant non-cash items (b)	$67,844	$137,194	$74,961	$379,459
Noncontrolling interest attributable to convertible limited partnership units (c)	-	-	-	804

FFO - Diluted, including significant non-cash items (b)	$67,844	$137,194	$74,961	$380,263

Weighted average common shares outstanding - Basic	476,791	406,539	475,898	342,183
Incremental weighted average effect of conversion of limited partnership units (c)	-	-	-	1,235
Incremental weighted average effect of stock awards (d)	2,876	1,730	3,045	1,688

Weighted average common shares outstanding - Diluted (e)	479,667	408,269	478,943	345,106

FFO per share - Diluted, including significant non-cash items (b)	$0.14	$0.34	$0.16	$1.10

 FFO Per Share, excluding significant non-cash items

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

FFO - Basic, including significant non-cash items (b)	$67,844	$137,194	$74,961	$379,459
Adjustments for significant non-cash items (see page 2.4)	3,246	(59,062)	19,054	(69,022)
Noncontrolling interest attributable to convertible limited partnership units (c)	-	-	-	804

FFO - Diluted, excluding significant non-cash items (b)	$71,090	$78,132	$94,015	$311,241

Weighted average common shares outstanding - Basic	476,791	406,539	475,898	342,183
Incremental weighted average effect of conversion of limited partnership units (c)	-	-	-	1,235
Incremental weighted average effect of stock awards (d)	2,876	1,730	3,045	1,688

Weighted average common shares outstanding - Diluted (e)	479,667	408,269	478,943	345,106

FFO per share - Diluted, excluding significant non-cash items (b)	$0.15	$0.19	$0.20	$0.90

(a)	In periods with a net loss, the inclusion of any incremental shares is anti-dilutive, and therefore, both basic and diluted shares are the same.

(b)	Attributable to common shares.

(c)	If the impact of the conversion of limited partnership units is anti-dilutive, the income and shares of the limited partnerships are not included in the diluted per share calculation.

(d)	Total weighted average potentially dilutive awards outstanding were 11,382 and 12,147 for the three months ended June 30, 2010 and 2009, respectively, and 11,213 and 12,101 for the six months ended June 30, 2010 and 2009, respectively. Of the potentially dilutive instruments, 5,645 and 8,252 were anti-dilutive for the three months ended June 30, 2010 and 2009, respectively, and 5,143 and 8,699 were anti-dilutive for the six months ended June 30, 2010 and 2009, respectively. During a loss period, the effect of stock awards is not included as the impact is anti-dilutive.

(e)	The shares underlying the convertible debt have not been included because the impact would be anti-dilutive.
Section II - Financial Statements
Page 2.5

Second Quarter 2010
Direct Owned - Operating Properties

(in thousands, except for number of buildings and leased/occupied percentage)
 Direct Owned Industrial Operating Properties Portfolio (including Core and Completed Development)

	June 30, 2010					December 31, 2009
	# of	Square	Investment	Leased	Occupied	# of	Square	Investment	Leased
	Bldgs	Feet	Balance	Percent	Percent	Bldgs	Feet	Balance	Percent

North America:
Canada	2	526	$44,119	100.00%	20.95%	2	526	$43,536	20.95%
Mexico	30	5,560	283,605	66.69%	65.70%	30	5,560	275,528	60.21%
United States	1,050	154,581	8,146,689	89.33%	88.59%	1,054	154,352	8,096,674	89.78%

Total North America	1,082	160,667	8,474,413	88.58%	87.58%	1,086	160,438	8,415,738	88.53%

Europe:
Central Europe	42	10,901	616,610	56.43%	50.81%	41	10,793	706,403	50.16%
Northern Europe	15	3,323	215,772	71.44%	54.67%	15	3,321	244,557	58.61%
Southern Europe	20	6,136	375,626	58.47%	55.98%	19	5,275	373,585	39.62%
United Kingdom	14	3,223	314,137	77.75%	61.30%	13	3,162	325,770	23.32%

Total Europe	91	23,583	1,522,145	61.99%	54.13%	88	22,551	1,650,315	45.18%
Asia:
Japan	10	8,039	1,453,164	76.28%	67.79%	10	8,209	1,434,651	71.02%
Korea	4	425	38,761	100.00%	100.00%	4	425	44,797	100.00%

Total Asia	14	8,464	1,491,925	77.47%	69.40%	14	8,634	1,479,448	72.45%

Total direct owned industrial operating properties (a)	1,187	192,714	$11,488,483	84.84%	82.69%	1,188	191,623	$11,545,501	82.70%

 Completed Development Properties Portfolio (included in table above)

	June 30, 2010					December 31, 2009
	# of	Square	Investment	Leased	Occupied	# of	Square	Investment	Leased
	Bldgs	Feet	Balance (b)	Percent	Percent	Bldgs	Feet	Balance (b)	Percent

North America:
Canada	2	526	$44,119	100.00%	20.95%	2	526	$43,536	20.95%
Mexico	21	4,390	214,893	63.34%	62.08%	21	4,390	207,515	60.75%
United States	42	16,128	866,443	86.19%	85.24%	44	16,381	880,133	82.00%

Total North America	65	21,044	1,125,455	81.77%	78.80%	67	21,297	1,131,184	76.11%

Europe:
Central Europe	41	10,594	588,506	55.34%	49.85%	40	10,486	673,570	48.70%
Northern Europe	15	3,323	215,772	71.44%	54.67%	15	3,321	244,557	58.61%
Southern Europe	17	4,776	294,487	53.52%	50.32%	16	3,915	280,503	36.36%
United Kingdom	13	3,163	307,266	77.33%	60.57%	13	3,162	325,770	23.32%

Total Europe	86	21,856	1,406,031	60.57%	52.24%	84	20,884	1,524,400	44.12%
Asia:
Japan	10	8,039	1,453,164	76.28%	67.79%	10	8,209	1,434,651	71.02%
Korea	2	214	17,757	100.00%	100.00%	2	214	18,727	100.00%

Total Asia	12	8,253	1,470,921	76.89%	68.62%	12	8,423	1,453,378	71.76%

Total completed development properties	163	51,153	$4,002,407	71.92%	65.81%	163	50,604	$4,108,962	62.18%

(a)	The leased percentage of the core properties, excluding completed development properties, was 89.51% and 90.06% at June 30, 2010 and December 31, 2009, respectively.

(b)	As of June 30, 2010 and December 31, 2009, we had approximately $132.7 million and $204.1 million, respectively, of remaining costs to spend to complete and lease these properties.
Section III - Direct Owned
Page 3.1

Second Quarter 2010
Direct Owned - Under Development Portfolio and Land

(in thousands, except for number of properties and leased percentage)
 Under Development Portfolio

				Remaining	Total
	Number of	Square	Investment	Costs to	Expected	Leased
As of June 30, 2010	Properties	Feet	Balance (a)	Incur (b)	Investment	Percentage
Development - build-to-suit:
North America:
United States	1	667	$37,535	$19,093	$56,628	100.00%
Europe:
Northern Europe	2	769	3,323	38,311	41,634	100.00%
Southern Europe	2	584	9,450	26,911	36,361	100.00%
United Kingdom	2	753	37,091	9,557	46,648	100.00%

Total Europe	6	2,106	49,864	74,779	124,643	100.00%
Asia:
Japan	1	170	12,137	24,993	37,130	100.00%

Total build-to-suit	8	2,943	99,536	118,865	218,401	100.00%

Development - not build-to-suit:
Asia - Japan	1	1,551	100,983	140,454	241,437	0%

Total properties under development	9	4,494	$200,519	$259,319	$459,838	65.49%

 Land Held for Development

	As of June 30, 2010		As of December 31, 2009
	Acres	Investment	Acres	Investment

North America	6,156	$1,047,330	6,275	$1,061,101
Europe	3,851	1,003,719	3,959	1,183,632
Asia	94	231,174	126	324,610

Total land held for development	10,101	$2,282,223	10,360	$2,569,343

Roll forward of land held for development:
As of December 31, 2009				$2,569,343
Changes in land held for development during 2010:
Dispositions and development starts				(176,226)
Infrastructure costs and reclasses				24,080
Effect of changes in foreign exchange rates and other				(134,974)

As of June 30, 2010				$2,282,223

(a)	The investment balance includes land and construction costs, as well as leasing commissions associated with these developments that are classified as Other Assets in our Consolidated Balance Sheets.

(b)	These costs may include construction costs, capitalized interest and administrative costs, tenant improvements and leasing commissions and are translated into dollars at current rates, if applicable.
Section III - Direct Owned
Page 3.2

Second Quarter 2010
Direct Owned - Development Activity

(in thousands, except per square foot)
 Industrial Starts

	Three Months Ended			Three Months Ended
	June 30,	March 31,	Year to Date	December 31,	September 30,
	2010	2010	2010	2009	2009

North America:
Square feet	-	-	-	667	-
Total expected investment ($)	-	-	-	57,178	-
Cost per square foot ($)	-	-	-	85.72	-
Leased percentage at start	-	-		100.00%	-
Europe (a):
Square feet	2,171	365	2,536	504	548
Total expected investment ($)	161,366	17,745	179,111	40,738	44,190
Cost per square foot ($)	74.33	48.62	70.63	80.83	80.64
Leased percentage at start	100.00%	100.00%		100.00%	100.00%
Asia:
Square feet	170	1,551	1,721	-	350
Total expected investment ($)	34,976	234,433	269,409	-	87,462
Cost per square foot ($)	205.74	151.15	156.54	-	249.89
Leased percentage at start	100.00%	0.00%		-	100.00%

Total (a):
Square feet	2,341	1,916	4,257	1,171	898
Total expected investment ($)	196,342	252,178	448,520	97,916	131,652
Cost per square foot ($)	83.87	131.62	105.36	83.62	146.61
Leased percentage at start	100.00%	19.05%		100.00%	100.00%

Industrial Completions

North America:
Square feet	-	-	-	-	253
Total expected investment ($)	-	-	-	-	26,585
Cost per square foot ($)	-	-	-	-	105.08
Leased percentage at completion (b)	-	-		-	100.00%
Leased percentage at 6/30/2010	-	-		-	100.00%
Europe:
Square feet	971	554	1,525	473	1,320
Total expected investment ($)	58,794	41,051	99,845	49,115	92,881
Cost per square foot ($)	60.55	74.10	65.47	103.84	70.36
Leased percentage at completion (b)	100.00%	100.00%		59.38%	69.89%
Leased percentage at 6/30/2010	100.00%	100.00%		72.23%	94.25%
Asia:
Square feet	-	350	350	802	-
Total expected investment ($)	-	90,783	90,783	177,274	-
Cost per square foot ($)	-	259.38	259.38	221.04	-
Leased percentage at completion (b)	-	100.00%		78.86%	-
Leased percentage at 6/30/2010	-	100.00%		100.00%	-

Total:
Square feet	971	904	1,875	1,275	1,573
Total expected investment ($)	58,794	131,834	190,628	226,389	119,466
Cost per square foot ($)	60.55	145.83	101.67	177.56	75.95
Leased percentage at completion (b)	100.00%	100.00%		71.63%	74.73%
Leased percentage at 6/30/2010	100.00%	100.00%		89.70%	95.17%

(a)	Amounts include a development start in the second quarter of 2010 with 0.8 million square feet and a total expected investment of $83.4 million that was 100% leased at the start of development. In June 2010, we sold the underlying land to the property fund, and we will construct the property on behalf of the property fund for a development fee.

(b)	Represents the leased percentage at the end of the quarter in which the development was completed.
Section III - Direct Owned
Page 3.3

Second Quarter 2010
Direct Owned - Investing Activity

(in thousands, except acres)
 Inflows

	Three Months Ended			Three Months Ended
	June 30,	March 31,	Year to Date	December 31,	September 30,
	2010	2010	2010	2009	2009

Net proceeds from property dispositions:
Contributions to property funds and joint ventures (a):
Completed development properties
Square feet	554	773	1,327	2,965	2,003
Net sales proceeds ($)	38,852	111,208	150,060	177,924	173,803
Non-development properties
Square feet	-	-	-	141	-
Net sales proceeds ($)	-	-	-	11,434	-
Land
Acres	41	-	41	-	5
Net sales proceeds ($)	34,645	-	34,645	-	29,975
Total contributions to property funds and joint ventures:

Square feet	554	773	1,327	3,106	2,003
Net sales proceeds ($)	73,497	111,208	184,705	189,358	203,778

Dispositions to third parties:
Completed development properties
Square feet	-	-	-	-	-
Net sales proceeds ($)	-	-	-	94	-
Non-development properties
Square feet	303	370	673	1,044	615
Net sales proceeds ($)	3,753	13,688	17,441	91,810	33,952
Land
Acres	2	150	152	138	16
Net sales proceeds ($)	95	46,820	46,915	56,054	3,319

Total dispositions to third parties:
Square feet	303	370	673	1,044	615
Net sales proceeds ($)	3,848	60,508	64,356	147,958	37,271

Total property dispositions:
Square feet	857	1,143	2,000	4,150	2,618
Net sales proceeds ($)	77,345	171,716	249,061	337,316	241,049

 Outflows

	Three Months Ended			Three Months Ended
	June 30,	March 31,	Year to Date	December 31,	September 30,
	2010	2010	2010	2009	2009

Property acquisitions:
Operating properties:
Square feet	1,029	-	1,029	-	-
Total purchase price ($)	59,139	-	59,139	-	-
Percentage Leased as of 6/30/10	80.98%	-	80.98%	-	-
Land:
Acres	23	-	23	76	19
Total purchase price ($)	1,030	-	1,030	12,824	17,667
Investments in property funds:
Capital contributions ($) (b)	23,363	7,494	30,857	95,067	127,102
Acquisitions of investment interest ($) (c)	-	109,237	109,237	59,394	-

(a)	Includes contributions to entities in which we have an investment that is accounted for by the equity method.

(b)	Amount includes cash contributions made to the property funds and investment interests received in exchange for properties contributed.

(c)	In the first quarter 2010, we purchased 15.8 million common equity units of ProLogis European Properties Fund (“PEPR”), and in the fourth quarter of 2009, we invested in PEPR preferred stock.
Section III - Direct Owned
Page 3.4

Second Quarter 2010
Investment Management - ProLogis’ Investments in Unconsolidated Investees

(in thousands, except for percentages)

	June 30, 2010		December 31, 2009
	Investment	Ownership	Investment	Ownership
	Balance	Percentage	Balance	Percentage

Property funds:
ProLogis California LLC	$94,230	50.0%	$94,498	50.0%
ProLogis North American Properties Fund I	18,248	41.3%	21,295	41.3%
ProLogis North American Properties Funds VI-VIII (a)	77,090	20.0%	78,996	20.0%
ProLogis North American Properties Fund XI	23,618	20.0%	22,115	20.0%
ProLogis North American Industrial Fund (b)	240,708	23.1%	241,988	23.0%
ProLogis North American Industrial Fund II	316,395	37.0%	336,511	37.0%
ProLogis North American Industrial Fund III	137,292	20.0%	140,047	20.0%
ProLogis Mexico Industrial Fund	70,476	24.2%	74,754	24.2%
ProLogis European Properties (c)	455,015	33.1%	383,389	24.8%
ProLogis European Properties Fund II (d)	323,193	31.8%	461,631	32.1%
ProLogis Korea Fund	20,381	20.0%	21,426	20.0%

Total property funds	1,776,646	30.9%	1,876,650	29.3%

Other unconsolidated investees, by continent:
North America	146,756		148,137
Europe	76,359		96,191
Asia (e)	57,051		30,745

	280,166		275,073

Total investments in and advances to unconsolidated investees	$2,056,812		$2,151,723

(a)	During the fourth quarter of 2009, we recognized an impairment charge, which represented the entire carrying value of our investments in ProLogis North American Properties Funds IX and X. We recorded the impairment charge due to indications that we may not be able to recover our investment. During the second quarter of 2010 ProLogis North American Properties Funds IX conveyed all properties to the lender with no additional loss. Therefore, we have not included these funds in the 2010 information in this Supplemental Package.

(b)	During the first quarter of 2010, we contributed one completed development property with 0.3 million square feet for $22.8 million to this property fund.

(c)	During the first quarter of 2010, we purchased 15.8 million common equity units of PEPR for €80.4 million ($109.2 million), which increased our ownership percentage in the common equity of PEPR to 33.1%.

(d)	During the second quarter of 2010, we contributed 41 acres of land and one completed development property with 0.6 million square feet for $73.5 million to this property fund. We will be developing an 0.8 million square foot building on the land on behalf of the property fund and earning development fees.

(e)	During the first quarter of 2010, we sold 90% of one completed development property in Japan with 0.5 million square feet for $88.4 million. We will continue to own 10% of the property, which is accounted for under the equity method of accounting, and we will continue to manage the property.
Section IV - Investment Management
Page 4.1

Second Quarter 2010
Investment Management - Operating Portfolio of Property Funds

(in thousands, except for percentages)

	June 30, 2010					December 31, 2009
	# of	Square	Current	Leased	Occupied	# of	Square	Current	Leased
	Bldgs	Feet	Investment (a)	Percent	Percent	Bldgs	Feet	Investment (a)	Percent

Operating industrial properties:
North America:
ProLogis California LLC	80	14,178	$702,954	95.76%	93.95%	80	14,178	$700,588	94.19%
ProLogis North American Properties Fund I	35	9,033	376,588	95.14%	94.64%	35	9,033	376,176	97.04%
ProLogis North American Properties Fund VI-VIII	74	17,653	1,101,429	89.34%	88.10%	74	17,653	1,100,865	90.80%
ProLogis North American Properties Fund XI	12	3,616	182,018	96.13%	94.61%	12	3,616	181,869	96.80%
ProLogis North American Industrial Fund	258	49,908	2,970,124	94.37%	93.49%	258	49,656	2,948,285	94.85%
ProLogis North American Industrial Fund II	148	36,018	2,174,105	92.64%	91.18%	148	36,018	2,170,506	89.72%
ProLogis North American Industrial Fund III	120	24,694	1,756,292	88.99%	87.43%	120	24,693	1,752,896	92.10%
ProLogis Mexico Industrial Fund	72	9,144	575,355	88.66%	88.66%	72	9,144	573,849	86.41%

Total North America	799	164,244	9,838,865	92.52%	91.35%	799	163,991	9,805,034	92.51%

Europe:
ProLogis European Properties	232	52,979	3,928,441	93.51%	93.11%	232	52,978	4,518,277	95.80%
ProLogis European Properties Fund II	198	48,806	4,048,388	94.25%	93.23%	196	48,041	4,579,539	96.80%

Total Europe	430	101,785	7,976,829	93.87%	93.17%	428	101,019	9,097,816	96.27%

Asia - ProLogis Korea Fund	12	1,734	142,396	100.00%	100.00%	12	1,734	150,176	97.82%

Sub-total	1,241	267,763	17,958,090	93.08%	92.10%	1,239	266,744	19,053,026	93.97%

ProLogis North American Properties Fund IX-X (b)		-	-	-		48	7,497	415,863	78.37%

Total investment management operating portfolio	1,241	267,763	$17,958,090	93.08%	92.10%	1,287	274,241	$19,468,889	93.54%

(a)	The current investment represents the property fund’s basis in the real estate; not our proportionate share.

(b)	See comment (a) on Page 4.1.
Section IV - Investment Management
Page 4.2

Second Quarter 2010
Investment Management - Summarized Financial Information of Property Funds

(dollars in thousands)
 FFO and Net Earnings (Loss) of the Property Funds, Combined

	For the Three Months Ended June 30, 2010
	North American	European	Asian
	Funds (1)	Funds (2)	Funds (3)	Total

Rental income	$199,290	$169,486	$2,822	$371,598
Rental expenses	(46,664)	(39,663)	(93)	(86,420)

Net operating income from properties	152,626	129,823	2,729	285,178
Other expense, net, including G&A	(5,857)	(5,377)	(211)	(11,445)
Impairment of real estate properties	(12,368)	-	-	(12,368)
Interest expense (4)	(85,689)	(52,127)	(741)	(138,557)
Current income tax benefit (expense)	(759)	(893)	2	(1,650)

FFO of the property funds	47,953	71,426	1,779	121,158
Real estate related depreciation and amortization	(74,719)	(55,339)	(755)	(130,813)
Unrealized losses on derivative contracts (4)	(6,715)	(6,619)	-	(13,334)
Other income (expense), net, including deferred tax and foreign currency	186	(2,748)	10	(2,552)

Net earnings (loss) of the property funds	$(33,295)	$6,720	$1,034	$(25,541)

 ProLogis’ Share of FFO and Net Earnings (Loss) of the Property Funds, Combined

	For the Three Months Ended June 30, 2010
	North American	European	Asian
	Funds (1)	Funds (2)	Funds (3)	Total

ProLogis’ share of the property fund’s FFO	$14,339	$22,243	$356	$36,938
Fees paid to ProLogis (5)(6)	14,712	12,372	187	27,271
Amortization adjustments (7)	1,239	1,488	-	2,727

FFO recognized by ProLogis, including significant non-cash items	30,290	36,103	543	66,936
Impairment of real estate properties	3,000	-	-	3,000

FFO recognized by ProLogis, excluding significant non-cash items	$33,290	$36,103	$543	$69,936

ProLogis’ share of the property fund’s net earnings (loss)	$(8,679)	$2,262	$207	$(6,210)
Fees paid to ProLogis (5)(6)	14,712	12,372	187	27,271
Amortization adjustments (7)	3,294	2,872	-	6,166

Net earnings recognized by ProLogis	$9,327	$17,506	$394	$27,227

See our Consolidated Statements of Operations on Page 2.2, Consolidated Statements of FFO on Page 2.3 and the Reconciliations of Net Earnings (Loss) to FFO on Page 2.4.
Note references are to Appendix A.
Section IV - Investment Management
Page 4.3

Second Quarter 2010
Investment Management - Summarized Financial Information of Property Funds

(dollars in thousands)
FFO and Net Earnings (Loss) of the Property Funds, Combined

	For the Six Months Ended June 30, 2010
	North American	European	Asian
	Funds (1)	Funds (2)	Funds (3)	Total

Rental income	$401,137	$356,196	$5,662	$762,995
Rental expenses	(100,645)	(83,485)	(222)	(184,352)

Net operating income from properties	300,492	272,711	5,440	578,643
Other expense, net, including G&A	(12,327)	(12,521)	(522)	(25,370)
Impairment of real estate properties	(12,368)	-	-	(12,368)
Loss on early extinguishment of debt	-	(2,059)	-	(2,059)
Interest expense and other (4)	(187,983)	(106,363)	(1,486)	(295,832)
Current income tax expense	(1,267)	(11,737)	(1)	(13,005)

FFO of the property funds	86,547	140,031	3,431	230,009
Real estate related depreciation and amortization	(148,527)	(108,691)	(1,513)	(258,731)
Unrealized gains (losses) on derivative contracts (4)	4,257	(6,619)	-	(2,362)
Other income (expense) , net, including deferred tax and foreign currency	401	(1,512)	10	(1,101)

Net earnings (loss) of the property funds	$(57,322)	$23,209	$1,928	$(32,185)

ProLogis’ Share of FFO and Net Earnings (Loss) of the Property Funds, Combined

	For the Six Months Ended June 30, 2010

	North American	European	Asian
	Funds (1)	Funds (2)	Funds (3)	Total

ProLogis’ share of the property fund’s FFO	$24,486	$43,065	$687	$68,238
Fees paid to ProLogis (5)(6)	29,088	25,267	376	54,731
Amortization adjustments (7)	2,485	2,978	-	5,463

FFO recognized by ProLogis, including significant non-cash items	56,059	71,310	1,063	128,432
Impairment of real estate properties	3,000	-	-	3,000
Loss on early extinguishment of debt	-	575	-	575

FFO recognized by ProLogis, excluding significant non-cash items	$59,059	$71,885	$1,063	$132,007

ProLogis’ share of the property fund’s net earnings (loss)	$(14,747)	$7,513	$386	$(6,848)
Fees paid to ProLogis (5)(6)	29,088	25,267	376	54,731
Amortization adjustments (7)	6,548	6,150	-	12,698

Net earnings recognized by ProLogis	$20,889	$38,930	$762	$60,581

Condensed Balance Sheet of the Property Funds, Combined

	As of June 30, 2010

	North American	European	Asian
	Funds (1)	Funds (2)	Funds (3)	Total

Operating industrial properties, before depreciation	$9,838,865	$7,976,829	$142,396	$17,958,090
Accumulated depreciation	(1,020,936)	(792,235)	(6,243)	(1,819,414)
Properties under development and land	-	34,103	-	34,103
Other assets	364,650	399,402	5,685	769,737

Total assets	$9,182,579	$7,618,099	$141,838	$16,942,516

Third party debt	$5,067,286	$3,412,275	$45,579	$8,525,140
Other liabilities	298,233	718,816	3,348	1,020,397

Total liabilities	$5,365,519	$4,131,091	$48,927	$9,545,537

See our Consolidated Statements of Operations on Page 2.2, Consolidated Statements of FFO on Page 2.3 and the Reconciliations of Net Earnings (Loss) to FFO on Page 2.4.
Note references are to Appendix A.
Section IV - Investment Management
Page 4.4

Second Quarter 2010
Investment Management - Investing and Financing Activity

(in thousands, except percentages)
Investing Activities - for the property funds combined

	Three Months Ended			Three Months Ended
	June 30,	March 31,	Year to Date	December 31,	September 30,
	2010	2010	2010	2009	2009

Inflows:
Property dispositions:
Square feet	49	-	49	601	795
Net sales proceeds ($)	377	-	377	45,087	39,854

Outflows:
Acquisitions:
Land and operating properties acquired from ProLogis:
Square feet	554	253	807	3,106	2,003
Purchase price of assets acquired (a) ($)	73,497	22,800	96,297	189,358	173,803
Operating properties acquired from third parties:
Square feet	207	-	207	-	-
Purchase price of assets acquired ($)	15,592	-	15,592	-	-
Financing Activities - for each property fund, if applicable (b)

	Three Months Ended		Six Months Ended
	June 30, 2010		June 30, 2010
	Principal	Wtd. Avg. Int. Rate	Principal	Wtd. Avg. Int. Rate

Debt Issued:
ProLogis European Properties	$-		$559,937	5.06%
ProLogis European Properties Fund II	227,837	5.01%	490,845	4.93%
ProLogis North American Industrial Fund II	152,000	7.23%	152,000	7.23%

	$379,837		$1,202,782

Debt Repaid:
ProLogis European Properties	$(73,437)	3.60%	$(568,974)	3.26%
ProLogis North American Industrial Fund II	(136,783)	4.66%	(136,783)	4.66%
ProLogis North American Industrial Fund II	(20,677)	variable	(20,677)	variable
ProLogis North American Properties Fund XI	-		(10,341)	4.16%
Total amortization payments during period	(8,957)		(15,653)

	$(239,854)		$(752,428)

Line of Credit Activity, Net - advances (payments):
ProLogis European Properties	$32,825	2.58%	$(70,051)	2.51%
ProLogis European Properties Fund II	(165,189)	2.93%	(425,937)	2.11%

	$(132,364)		$(495,988)

(a)	The purchase price reported is based on proceeds ProLogis received for these contributions.

(b)	Excludes changes due to foreign currency exchange rates, if applicable.
Section IV - Investment Management
Page 4.5

Second Quarter 2010
Operating Statistics - Direct Owned Leasing and Capital Expenditures

(in thousands, except percentages and per square foot)
Lease Expirations

		Annual Base Rent of		Percentage of
	Square	Expiring Leases		Total Annual
	Footage	Total	Per sq ft	Base Rents
Month to month customers	2,361	$4,936	$2.09	0.70%
Remainder of 2010	12,885	50,722	3.94	7.15%
2011	28,118	120,605	4.29	17.01%
2012	26,917	116,837	4.34	16.48%
2013	24,034	109,704	4.56	15.47%
2014	20,732	92,323	4.45	13.02%
2015	14,824	61,590	4.15	8.69%
2016	7,453	34,430	4.62	4.86%
2017	3,279	19,363	5.91	2.73%
2018	3,666	15,239	4.16	2.15%
2019	5,324	35,367	6.64	4.99%
Thereafter	9,759	47,922	4.91	6.75%

Totals	159,352	$709,038	$4.45	100.00%

Leasing Activity (a)

	Three Months Ended			Three Months Ended
	June 30,	March 31,	Year to Date	December 31,	September 30,
	2010	2010	2010	2009	2009

Square feet of leases signed during the period:

Development properties - new leases over one year	4,569	3,778	8,347	5,244	5,423
Development properties - new leases less than one year	406	234	640	133	515
Development properties - renewals	378	256	634	501	646
Core properties - new leases	3,293	2,801	6,094	2,741	3,947
Core properties - renewals	5,576	5,592	11,168	6,742	5,143

Total square feet of leases signed	14,222	12,661	261,883	15,361	15,674

# of leases	322	302	624	277	261

Weighted average customer retention	78.1%	71.7%	74.7%	83.8%	73.3%

Percentage of development properties leased to repeat customers	76.4%	42.5%	61.4%	78.9%	40.1%

Turnover costs:
Square feet	9,535	9,045	18,580	9,964	9,343
Cost per sq ft ($)	1.13	1.28	1.21	1.03	1.32
Capital Expenditures

	Three Months Ended			Three Months Ended
	June 30,	March 31,	Year to Date	December 31,	September 30,
	2010	2010	2010	2009	2009

Capital expenditures ($)	6,485	5,351	11,836	10,500	7,796
Tenant improvements ($)	9,559	5,233	14,792	7,189	7,563
Leasing commissions ($)	4,161	3,828	7,989	5,096	5,402

Total	20,205	14,412	34,617	22,785	20,761

(a)	Represents leasing activity for industrial properties.
Section V - Operating Statistics
Page 5.1

Second Quarter 2010
Operating Statistics - Investment Management Leasing and Capital Expenditures

(in thousands, except percentages and per square foot)
Lease Expirations

		Annual Base Rent of		Percentage of
	Square	Expiring Leases		Total Annual
	Footage	Total	Per sq ft	Base Rents
Month to month customers	1,268	$5,733	$4.52	0.45%
Remainder of 2010	23,452	111,318	4.75	8.77%
2011	37,026	176,290	4.76	13.89%
2012	40,705	200,523	4.93	15.80%
2013	29,692	143,471	4.83	11.30%
2014	23,368	118,055	5.05	9.30%
2015	20,944	99,834	4.77	7.86%
2016	18,207	95,176	5.23	7.50%
2017	15,163	90,698	5.98	7.15%
2018	13,300	72,766	5.47	5.73%
2019	6,302	36,351	5.77	2.86%
Thereafter	17,021	119,141	7.00	9.39%

Totals	246,448	$1,269,356	$5.15	100.00%

Leasing Activity

	Three Months Ended			Three Months Ended
	June 30,	March 31,	Year to Date	December 31,	September 30,
	2010	2010	2010	2009	2009

Square feet of leases signed during the period:
Square feet	14,062	16,957	31,019	15,888	12,890
# of leases	188	196	384	187	157

Weighted average customer retention	81.8%	76.3%	78.4%	85.9%	77.4%

Turnover costs:
Square feet	13,981	16,946	30,927	15,830	12,779
Cost per sq ft ($)	1.12	0.81	0.95	1.08	1.21
Capital Expenditures (a)

	Three Months Ended			Three Months Ended
	June 30,	March 31,	Year to Date	December 31,	September 30,
	2010	2010	2010	2009	2009

Capital expenditures ($)	4,224	3,987	8,211	8,321	6,013
Tenant improvements ($)	6,060	6,085	12,145	7,908	6,217
Leasing commissions ($)	6,842	5,977	12,819	8,333	7,378

	17,126	16,049	33,175	24,562	19,608

(a)	Amounts represent the entity’s expenditures, not our proportionate share.
Section V - Operating Statistics
Page 5.2

Second Quarter 2010
Operating Statistics - Same Store Analysis and Top Customers

(square feet in thousands)
Same Store Analysis - for the three months ended
See definitions in Appendix B.

	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009
Sq ft of same store population	447,084	439,871	436,238	426,101

Percentage change in [increase/(decrease)]:
Rental income	(0.83)%	(0.19)%	(0.10)%	(1.18)%

Rental expenses	6.81%	8.61%	6.28%	1.33%

Net operating income	(3.36)%	(3.13)%	(2.11)%	(2.05)%

Average leasing	1.76%	0.73%	(0.12)%	(0.66)%

Sq ft of leasing activity (a)	22,316	25,556	24,517	21,032

Percentage change in rental rate growth (a)	(15.74)%	(12.25)%	(12.38)%	(15.27)%
Top Customers - Direct Owned

		Percentage of
		Annualized Base	Number of
Rank	Customer Name	Rent	Leases

1	APL (Neptune Orient Lines)	1.93%	12
2	Home Depot, Inc	1.46%	4
3	TOMY Company, Ltd.	1.39%	2
4	Ford Motor Company	1.17%	6
5	Deutsche Post AG (DHL)	0.95%	14
6	LG, Inc.	0.93%	5
7	Kellogg Company	0.88%	6
8	Euromarket Designs, Inc.	0.86%	3
9	Office Depot, Inc.	0.82%	3
10	Konoike Transport Co., Ltd.	0.81%	3
11-25	various	9.56%	48

	Total	20.76%	106

Top Customers - Investment Management

		Percentage of
		Annualized Base	Number of
Rank	Customer Name	Rent	Leases

1	Deutsche Post AG (DHL)	3.30%	43
2	CEVA Logistics	2.67%	27
3	Unilever	1.87%	8
4	SNCF Geodis	1.60%	13
5	Kuehne & Nagel	1.59%	17
6	NYK Group	1.47%	15
7	Home Depot, Inc	1.35%	8
8	Wincanton Logistics	1.28%	21
9	Amazon.Com, Inc.	1.26%	7
10	Kraft Foods, Inc.	0.93%	6
11-25	various	9.68%	93

	Total	27.00%	258

(a)	Rental rate growth represents the increase (decrease) in rental rates on new leases signed during the period, as compared with the previous rental rates in that same space, within the same store population, as defined.
See Definitions in Appendix B.
Section V - Operating Statistics
Page 5.3

Second Quarter 2010
Operating Statistics - Geographic Distribution (a)

North America	%	%	%	Europe	%	%	%
	Direct	Invst.			Direct	Invst.
	Owned	Mgmt.	Total		Owned	Mgmt.	Total
United States

Atlanta	5.4	2.4	3.7	Belgium	-	0.5	0.3
Austin	0.4	0.5	0.4	Czech Republic	1.1	1.6	1.4
Baltimore	1.4	0.3	0.8	France	1.6	9.0	5.8
Central Valley (CA)	2.3	1.2	1.7	Germany	1.1	4.7	3.2
Charlotte	1.8	1.2	1.5	Hungary	0.6	1.5	1.2
Chicago	9.4	2.3	5.3	Italy	0.7	2.5	1.7
Cincinnati	1.8	1.8	1.8	Netherlands	0.1	2.3	1.4
Columbus	2.9	2.1	2.4	Poland	2.6	6.6	4.9
Dallas/Fort Worth	7.6	2.7	4.8	Romania	0.6	-	0.2
Denver	2.2	0.6	1.3	Slovakia	0.6	1.1	0.9
El Paso	1.0	0.6	0.8	Spain	0.9	1.6	1.3

Greenville	-	0.5	0.3	Sweden	0.5	0.8	0.7
Houston	3.0	1.4	2.0	United Kingdom	2.0	6.0	4.3

I-81 Corridor (East PA)	2.0	6.2	4.4
Indianapolis	1.6	2.7	2.2	Total Europe	12.4%	38.2%	27.3%

Inland Empire (Southern California)	8.6	5.4	6.7

Las Vegas	0.5	1.7	1.2
Los Angeles	2.9	3.2	3.0	Asia	%	%	%
Louisville	1.7	0.8	1.2		Direct	Invst.

Memphis	2.3	1.7	2.0		Owned	Mgmt.	Total

Nashville	1.5	0.9	1.2
New Jersey	3.4	4.1	3.8	Japan	4.9	-	2.1
Orlando	1.0	0.5	0.7	Korea	0.2	0.6	0.4

Phoenix	1.2	0.3	0.7
Portland	0.8	0.5	0.6	Total Asia	5.1%	0.6%	2.5%

Reno	1.6	4.9	3.5
Salt Lake City	-	0.6	0.3	Total Operating Properties
San Antonio	1.9	1.4	1.6
San Francisco	4.8	0.1	2.1
Seattle	0.1	0.1	0.1
South Florida	1.1	1.2	1.1
St Louis	0.3	0.8	0.6
Tampa	1.8	0.2	0.9
Washington DC	0.9	0.5	0.7
other non-target	0.2	0.3	0.3

Total United States	79.4%	55.7%	65.7%

Mexico	2.8%	4.9%	4.0%

Canada	0.3%	0.6%	0.5%

Total North America	82.5%	61.2%	70.2%

(a)	Based on square footage
Section V - Operating Statistics
Page 5.4

Second Quarter 2010
Debt - ProLogis Debt Summary

(dollars in thousands)
Principal Outstanding

	Interest	Due	Outstanding	Outstanding
	Rate(a)	Date	as of 6/30/2010	as of 12/31/2009

Senior notes	5.250%	Nov-10	$190,278	$190,278
Euro notes (€101.3 million)	4.375%	Apr-11	124,366	145,294
Senior notes	5.500%	Apr-12	58,935	280,788
Senior notes	5.500%	Mar-13	61,443	262,066
Senior notes	7.625%	Aug-14	350,000	350,000
Senior notes	7.810%	Feb-15	80,000	100,000
Senior notes	9.340%	Mar-15	27,000	30,000
Senior notes	5.625%	Nov-15	400,000	400,000
Senior notes	5.750%	Apr-16	400,000	400,000
Senior notes	8.650%	May-16	45,000	50,000
Senior notes	5.625%	Nov-16	550,000	550,000
Senior notes	6.250%	Mar-17	300,000	-
Senior notes	7.625%	Jul-17	100,000	100,000
Senior notes	6.625%	May-18	600,000	600,000
Senior notes	7.375%	Oct-19	600,000	600,000
Senior notes	6.875%	Mar-20	800,000	-
Less: discount			(11,939)	(10,521)

Total senior notes	6.469%		4,675,083	4,047,905

Convertible senior notes (2.25% coupon) (b)	5.390%	Apr-12	822,980	1,103,659
Convertible senior notes (1.875% coupon) (b)	5.600%	Jan-13	297,635	709,130
Convertible senior notes (2.625% coupon) (b)	5.860%	May-13	406,250	453,718
Convertible senior notes (c)	3.250%	Mar-15	460,000	-
Less: discount			(102,315)	(188,066)

Total convertible senior notes	5.022%		1,884,550	2,078,441

Fixed rate secured mortgage debt (¥10 billion)	2.740%	Dec-12	110,817	108,190
Variable rate secured mortgage debt (¥8.1 billion)	2.190%	Mar-13	85,363	-
Variable rate secured mortgage debt (¥0.3 billion) (d)	2.190%	Jun-13	3,384	-
Fixed rate secured mortgage debt	6.500%	Jul-14	101,750	101,750
Fixed rate secured mortgage debt (¥3.4 billion) (d)	3.278%	Apr-15	38,349	-
Fixed rate secured mortgage debt	5.470%	Aug-15	127,208	128,528
Fixed rate secured mortgage debt	7.250%	Apr-16	193,115	196,265
Fixed rate secured mortgage debt	7.550%	Jul-19	245,500	245,500
Fixed rate secured mortgage debt	7.580%	Apr-24	189,178	190,230
Fixed rate secured mortgage debt	5.450%	various	64,144	74,035
Debt matured/paid in 2010			-	45,628

Total secured mortgage debt	6.056%		1,158,808	1,090,126

Assessment bonds	6.473%	various	23,813	24,715

Global line credit facility	2.424%	Aug-12	433,924	736,591

Weighted average interest rate / total debt outstanding	5.862%		$8,176,178	$7,977,778

Principal Maturities - as of June 30, 2010

Summarized by year (in millions)

2010	$199
2011	169
2012	1,459
2013	915
2014	514
2015	1,050
2016	1,134
2017	406
2018	606
2019	852
Thereafter	968
Discount	(115)
Premium	19

Total	$8,176

(a)	Interest rate is based on the stated rate and weighted based on borrowings outstanding as of June 30, 2010, except as noted.

(b)	The interest rates shown represent the effective interest rate (including non-cash amortization). These convertible notes mature in 2037 and 2038. However, the holders of the notes have the right to require us to repurchase their notes for cash on specific dates approximately every five years beginning in 2012 and 2013, and at any time prior to their maturity upon a change in control or, with respect to some of the notes, a termination of trading (each as defined in the notes). We have reflected the maturities in 2012 and 2013 in the schedule of debt maturities based on the cash put date. The holders of the 1.875% notes we issued in November 2007 have the option to convert their notes beginning in November 2012.

(c)	These notes are convertible at any time by holders at an initial conversion rate of 57.8503 shares per $1,000 principal amount of notes, equivalent to an initial conversion price of approximately $17.29 per share, subject to adjustment upon the occurrence of certain events. The holders of the notes have the right to require us to repurchase their notes for cash at any time on or prior to the maturity date upon a change in control or a termination of trading (each as defined in the notes).

(d)	We issued this debt in the second quarter of 2010.
Section VI - Debt
Page 6.1

Second Quarter 2010
Debt - ProLogis Debt and Equity

(dollars and shares in thousands)
 Global Line of Credit - as of June 30, 2010

Information related to our Global Line (dollars in millions):
Aggregate lender - commitments (a)	$2,210.1
Less:
Borrowings outstanding	433.9
Outstanding letters of credit	98.1

Current availability	$1,678.1

 Financing Activity (b)

	Three Months Ended		Six Months Ended
	June 30, 2010		June 30, 2010
	Principal	Interest Rate	Principal	Interest Rate
Debt Issued:
Senior notes:
Due 2017	$-		$300,000	6.250%
Due 2020	-		800,000	6.875%
Convertible senior notes:
Due 2015	-		460,000	3.250%
Secured mortgage debt:
Due 2013	-		86,696	2.130%
Due 2013	3,310	2.190%	3,310	2.190%
Due 2015	36,727	3.278%	36,727	3.278%

Total Debt Issued	$40,037		$1,686,733

Debt Repaid / Repurchased:
Senior notes:
Due 2012	$-		$(221,853)	5.500%
Due 2013	-		(200,623)	5.500%
Convertible senior notes:
Due 2012	(74,500)	5.390%	(280,679)	5.390%
Due 2013	(157,103)	5.600%	(411,495)	5.600%
Due 2013	(18,000)	5.860%	(47,468)	5.860%
Secured mortgage debt:
Due 2012	(4,910)	6.000%	(4,910)	6.000%
Due 2012	-	4.090%	(45,140)	4.090%
Due 2013	-	5.560%	(4,583)	5.560%
Due 2013	(5,312)	2.190%	(5,312)	2.190%
Total amortization payments during period	(9,745)		(35,637)

Total Debt Repaid / Repurchased	$(269,570)		$(1,257,700)

Line of Credit Activity, Net - advances (payments)	$264,256		$(302,667)

Market Capitalization

	Shares or Equivalents	Market Price -as of	Market Value
	Outstanding	June 30, 2010	Equivalents

8.54% Series C Cumulative Redeemable Preferred Shares	2,000	$47.00	$94,000
6.75% Series F Cumulative Redeemable Preferred Shares	5,000	$19.45	97,250
6.75% Series G Cumulative Redeemable Preferred Shares	5,000	$19.64	98,200

	12,000		289,450

Common Shares	476,696	$10.13	4,828,930
Convertible limited partnership units	760	$10.13	7,699

	477,456		4,836,629

Total equity			5,126,079
Total debt			8,176,178

Total market capitalization			$13,302,257

(a)	On June 30, 2010 we amended our Global Line. The aggregate lender commitments are approximately $2.25 billion, subject to currency fluctuations. See Appendix B for details.
(b)	Excludes changes due to foreign exchange rates, if applicable.
Section VI – Debt
Page 6.2

Second Quarter 2010
Debt - Property Fund Debt Summary

(dollars in thousands)
Principal maturities of third party debt for each property fund - as of June 30, 2010

	Wtd. Avg.
	Int. Rate	2010	2011	2012	2013	2014	2015

ProLogis California LLC	7.24%	$-	$-	$-	$-	$137,500	$-
ProLogis North American Properties Fund I	7.59%	122,740	111,750	-	-	-	-
ProLogis North American Properties Funds VI-VIII	5.42%	134	281	625,799	12,422	-	-
ProLogis North American Properties Fund XI	4.31%	32,273	626	670	413	-	-
ProLogis North American Industrial Fund (a)	5.76%	-	-	52,000	80,000	-	108,665
ProLogis North American Industrial Fund II	6.33%	5,000	10,000	164,000	74,000	526,393	81,000
ProLogis North American Industrial Fund III	5.74%	1,302	120,705	90,509	385,571	146,462	-
ProLogis Mexico Industrial Fund	6.01%	-	-	99,149	170,000	-	-
ProLogis European Properties	5.54%	29,737	-	316,308	484,226	1,127,264	-
ProLogis European Properties Fund II	4.79%	172,208	-	136,637	490,331	436,401	174,099
ProLogis Korea Fund	6.11%	-	15,138	30,441	-	-	-

Total		$363,394	$258,500	$1,515,513	$1,696,963	$2,374,020	$363,764

							Grand
		2016	2017	2018	2019	Discount	Total

ProLogis California LLC		$52,500	$-	$-	$120,000	$-	$310,000
ProLogis North American Properties Fund I		-	-	-	-	-	234,490
ProLogis North American Properties Funds VI-VIII		-	-	-	-	-	638,636
ProLogis North American Properties Fund XI		-	-	-	-	(15)	33,967
ProLogis North American Industrial Fund		444,000	394,000	165,500	-	-	1,244,165
ProLogis North American Industrial Fund II		136,500	221,000	104,700	-	(8,010)	1,314,583
ProLogis North American Industrial Fund III		-	-	280,000	-	(2,253)	1,022,296
ProLogis Mexico Industrial Fund		-	-	-	-	-	269,149
ProLogis European Properties		-	-	-	-	-	1,957,535
ProLogis European Properties Fund II		-	-	-	45,064	-	1,454,740
ProLogis Korea Fund		-	-	-	-	-	45,579

Total		$633,000	$615,000	$550,200	$165,064	$(10,278)	$8,525,140

 Principal maturities of third party debt for the property funds combined - as of June 30, 2010
 Line of credit information for each property fund, as applicable - as of June 30, 2010

		Total	Debt	Remaining
	Maturity	Commitment	Balance	Capacity
ProLogis European Properties (b)	12/12/2010	$122,770	$29,737	$93,033
ProLogis European Properties Fund II (b)	7/30/2010	208,709	172,208	36,501

		$331,479	$201,945	$129,534

(a)	The ProLogis North American Industrial Fund credit facility was terminated on May 7, 2010.

(b)	These lines of credit are denominated in euro and British pound. Amounts are shown in U.S. dollars using the exchange rate as of June 30, 2010. In July 2010, ProLogis European Properties Fund II (“PEPF II”) issued €124.3 million of secured mortgage debt and used the proceeds to repay the outstanding balance under this facility. Also in July, PEPF II further decreased the commitments under the facility to €25 million, which will expire July 30, 2010.
Section VI - Debt
Page 6.3

Second Quarter 2010
Debt - ProLogis Debt Covenant Ratios

 Global Line of Credit

		Actual
	Required	Compliance
Financial Covenant	Compliance	at 6/30/2010

Minimum Net Worth	> $6.8 billion	$8.2 billion
Fixed Charge Coverage Ratio	> 1.50	1.76
Unencumbered Debt Service Coverage Ratio	> 1.50	2.19
Maximum Consolidated Leverage to Total Asset Value	< 60%	56%
Restricted Investment Test Limiting Non-Industrial Investments	< 25%	20%
Maximum Secured Debt to Total Asset Value	< 30%	9%
Certain Property NOI to Certain Specified Debt	> 14%	49%
 Senior Notes

	Eighth and Ninth
	Supplemental Indenture
		Actual
	Required	Compliance at
Financial Covenant	Compliance	6/30/2010
Outstanding Indebtedness to Adjusted Total Assets	< 60%	47%
Fixed Charge Coverage Ratio	> 1.5	1.8
Unencumbered Assets Ratio to Unsecured Debt	> 1.5	2.0
Maximum Secured Debt to Adjusted Total Assets	< 40%	6%
See Definitions in Appendix B.
Section VI - Debt
Page 6.4

Second Quarter 2010
Components of Net Asset Value for ProLogis (1)

(in thousands, except for percentages and per square foot)
 Direct Owned

							Pro Forma
		Investment		Inv. Bal.	Pro Forma		Annualized
	Sq. Ft.	Balance		per Sq. Ft.	NOI (2)		NOI
Operating properties:
Core > 75% leased	120,952	$6,493,560		$54	$114,901		$459,604
Core < 75% leased	20,609	992,516		48	2,271		9,084
Retail and mixed use	1,150	303,428		264	4,199		16,796
Land subject to ground leases and other		430,349			6,655		26,620

Total core and other	142,711	$8,219,853		$55	$128,026		$512,104

							Pro Forma
		Investment	Total	TEI	Pro Forma		Annualized
	Sq. Ft.	Balance	Expected Inv.	per Sq. Ft.	NOI (2)		NOI	% Leased
Development properties:
Completed development > 75% leased
North America	15,302	$838,197	$853,184	$56	$13,699		$54,796	97.8%
Europe	10,846	738,594	766,594	71	13,236		52,944	95.7%
Asia	5,798	1,059,220	1,070,631	185	17,928		71,712	95.5%
Completed development < 75% leased
North America	5,742	305,460	322,898	56	5,372		21,488	39.0%
Europe	11,010	672,967	725,270	66	11,982		47,928	26.0%
Asia	2,455	414,125	422,656	172	5,964		23,856	33.0%

Total completed development	51,153	$4,028,563	$4,161,233	$81	$68,181		$272,724	71.9%

Properties under development
Build-to-suit:
North America	667	$37,535	$56,628	$85	$1,326		$5,304
Europe	2,106	49,864	124,643	59	2,482		9,928
Asia	170	12,137	37,130	218	539		2,156

Total build-to-suit	2,943	99,536	218,401	74	4,347		17,388

Not build-to-suit:
Asia	1,551	100,983	241,437	156	4,104		16,416

Total properties under development	4,494	$200,519	$459,838	$102	$8,451	(3)	$33,804

		Investment			Actual Second
		Balance			Quarter 2010		Annualized
Land held for development		$2,282,223

Development management and other income					$2,634		$10,536

See Page 7.3 for note references
Section VII - Net Asset Value
Page 7.1

Second Quarter 2010
Components of Net Asset Value for ProLogis - Continued (1)

(in thousands, except for percentages and per unit)
 Investment Management

					ProLogis share
				ProLogis share	Pro Forma	ProLogis share
		Investment		Pro Forma	Annualized	Debt, Net of
		Balance	Sq. Ft.	NOI (4)	NOI	Other Net Assets
ProLogis interest in Funds:
North America		$978,057	164,244	$62,121	$248,483	$(2,250,437)
Asia		$20,381	1,734	$546	$2,183	$(8,659)

		Investment	# of	Value per		Calculated
	Sq. Ft.	Balance	Units	Unit (6)	USD / EUR	Value
ProLogis ownership in Europe Funds (5):
PEPR
Common Equity			63,063	€5.99	1.23	$464,629
Preferred Equity			7,016	€6.95	1.23	59,976

Total investment in PEPR	52,979	$455,015				$524,605

PEPF II	48,806	$323,193	75,933	€5.48	1.23	$511,819

	Actual Second
	Quarter 2010	Annualized
Investment management fees	$28,307	$113,228
Investment management expenses	(9,931)	(39,724)

	$18,376	$73,504

 Other Balance Sheet Items

As of
June 30, 2010
Other assets:
Cash and cash equivalents	$25,102
Deposits, prepaid assets and other tangible assets (7)	595,818
Accounts and notes receivable	153,193
Investments in and advances to other unconsolidated investees	280,166

Total other assets	$1,054,279

Liabilities and preferred equity:
Debt (8)	$8,176,178
Discount on debt, net	95,705

Total debt	8,271,883
Other liabilities, payables, and accrued expenses	862,935
Preferred shares	350,000

Total liabilities and preferred shares	$9,484,818

Total common shares and convertible limited partnership units outstanding (8)	477,456

See Page 7.3 for note references
Section VII - Net Asset Value
Page 7.2

Second Quarter 2010
Notes to Net Asset Value

(1)	The components of Net Asset Value do not consider the potential changes in rental and fee income streams or the franchise value associated with our global operating platform.

(2)	A reconciliation of our rental income and rental expenses, computed under GAAP, to pro forma net operating income (NOI) for purposes of the Net Asset Value calculation is as follows:

	Core	Core - Completed	Total
(in thousands)	and Other	Development	ProLogis

Calculation of pro forma NOI:
Rental income	$175,422	$54,368	$229,790
Rental expenses	(47,565)	(17,709)	(65,274)
Net termination fees and adjustments (a)	(619)	-	(619)

Adjusted NOI	127,238	36,659	163,897
Less: NOI on contributed properties (b)	-	(1,185)	(1,185)

NOI for properties owned at June 30, 2010	127,238	35,474	162,712
Add: proforma adjustment (c)	788	32,707	33,495

Pro forma NOI - GAAP	128,026	68,181	196,207
Straight-lined rents and amortization of lease intangibles (d)	(3,636)	(6,609)	(10,245)

Pro forma NOI - CASH	$124,390	$61,572	$185,962

(a)	Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property’s recurring operating performance.

(b)	The actual NOI for properties that were contributed and not part of discontinued operations during the three-month period is removed.

(c)	This incremental adjustment is necessary to reflect a full period of NOI for core properties acquired during the quarter and for our Completed Development properties using an estimated stabilized yield.

(d)	Straight-lined rents and amortization of above and below market leases are removed from rental income computed under GAAP to allow for the calculation of a cash yield.
(3)	Pro forma NOI for our properties under development is based on current total expected investment and an estimated stabilized yield.

(4)	A reconciliation of rental income and rental expenses, computed under GAAP, to pro forma NOI for purposes of the Net Asset Value calculation for the property funds, excluding PEPR and PEPF II, for the three months ended June 30, 2010 is included below.

	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	Mexico
	California	Properties	Properties	Properties	Industrial	Industrial	Industrial	Industrial	Korea
(in thousands, except percentages)	LLC	Fund I	Funds VI-VIII	Fund XI	Fund	Fund II	Fund III	Fund	Fund
ProLogis’ ownership interest as of 6/30/2010	50.0%	41.3%	20.0%	20.0%	23.1%	37.0% (a)	20.0%	24.2%	20.0%
Calculation of pro forma NOI:
Rental income	$22,091	$9,990	$22,692	$3,907	$62,476	$37,171	$28,962	$12,001	$2,822
Rental expenses	(4,268)	(2,388)	(6,025)	(1,295)	(16,172)	(9,719)	(6,266)	(531)	(93)
Net termination fees and adjustments (b)	62	-	(534)	-	26	2	(70)	-	-
Certain fees paid to ProLogis (c)	155	207	192	49	642	409	307	107	-

Adjusted NOI	18,040	7,809	16,325	2,661	46,972	27,863	22,933	11,577	2,729
Less: actual NOI on certain properties (d)	-	-	-	-	-	-	-	-	-
Add: stabilized NOI on certain properties (e)	-	-	-	-	-	-	-	-	-

Pro forma NOI - GAAP	18,040	7,809	16,325	2,661	46,972	27,863	22,933	11,577	2,729
Straight-lined rents and amortization of lease intangibles (f)	(951)	140	(355)	(147)	(831)	(162)	(1,284)	(87)	(107)

Pro forma NOI - CASH	$17,089	$7,949	$15,970	$2,514	$46,141	$27,701	$21,649	$11,490	$2,622

Pro forma NOI - GAAP (ProLogis share)	$9,020	$3,225	$3,265	$532	$10,832	$27,863	$4,587	$2,797	$546

(a)	Our aggregate ownership interest in the North American funds has been adjusted to reflect 100% of the NOI of North American Industrial Fund II (“NAIF II”), versus our GAAP ownership interest of 37.0%, to account for our preferred interest in NAIF II.

(b)	Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property’s recurring operating performance.

(c)	These miscellaneous fees are added back as an offset to rental expense because they represent costs that are specific to the ownership structures of the individual property fund and are not necessarily indicative of expenses that would be incurred under other structures.

(d)	The NOI for properties that were acquired or disposed of during the three-month period is removed.

(e)	NOI is adjusted to reflect a full period of operations for properties that were acquired during the three-month period.

(f)	Straight-lined rents and amortization of above and below market leases are removed from rental income computed under GAAP to allow for the calculation of a cash yield.
Section VII - Net Asset Value
Page 7.3

Second Quarter 2010
Notes to Net Asset Value

(5)	PEPR and PEPF II are subject to valuations under International Financial Reporting Standards (IFRS).

(6)	Value per unit for common equity of PEPR is based on PEPR’s estimated IFRS net asset value and preferred equity is based on the closing price of PEPR preferred units on the Euronext Amsterdam stock exchange, both as of June 30, 2010. PEPR’s closing price of common units on the Euronext Amsterdam stock exchange was €4.175 on June 30, 2010. Value per unit for common equity is based on PEPF II’s estimated IFRS net asset value as of June 30, 2010.

(7)	These items are reflected in our Consolidated Balance Sheets as components of “Other Assets” and “Investments in Real Estate Assets – Other Investments”. This includes $122.2 million of rent leveling assets.

(8)	Debt includes $460 million of convertible debt that is convertible by the holders at any time at an initial conversion of 57.8503 common shares per $1,000 note outstanding. The potential convertible shares are not included in our total common shares and convertible limited partnership units outstanding at June 30, 2010.
Section VII - Net Asset Value
Page 7.4

Second Quarter 2010
Appendix A - Notes to Supplemental Information

Notes to Section II - Financial Statements
Please refer to our annual and quarterly financial statements filed with the Securities and Exchange Commission on Forms 10-K and 10-Q for further information about us and our business. Please also read the Definitions included in Appendix B.
Our direct owned segment represents the direct, long-term ownership of industrial properties. Our investment strategy in this segment focuses primarily on the ownership and leasing of industrial properties in key distribution markets. We consider these properties to be our Core Portfolio. Also included in this segment are operating properties we developed that we refer to as Completed Development Properties. Our intent is to hold and use the Core and Development properties, however, depending on market and other conditions, we may contribute either Core or Development properties to the property funds, to the extent there is fund capacity, or sell them to third parties. When we contribute or sell Development properties, we recognize FFO to the extent the proceeds received exceed our original investment (i.e. prior to depreciation) and present the results as Net Gains on Dispositions. In addition, we have industrial properties that are currently under development and land available for development that are part of this segment as well. The investment management segment represents the investment management of unconsolidated property funds and joint ventures and the properties they own.
(1)	During the three and six months ended June 30, 2010 and 2009, in connection with our announced initiatives to stagger and extend our debt maturities and reduce debt, we repurchased portions of several series of senior and convertible senior notes outstanding with maturities in 2012 and 2013. In addition, in the first quarter of 2010, we repaid certain secured mortgage debt in connection with the sale of a property in Japan. The repurchase activity is summarized as follows (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Convertible Senior Notes (a):
Original principal amount	$249,603	$473,057	$739,642	$521,257
Cash purchase price	$229,328	$313,256	$694,422	$338,077

Senior Notes:
Original principal amount	$-	$343,192	$422,476	$343,192
Cash purchase price	$-	$302,090	$449,382	$302,090
Secured Mortgage Debt:
Original principal amount	$-	$-	$45,140	$-
Cash repayment price	$-	$-	$46,659	$-

Total:
Original principal amount	$249,603	$816,249	$1,207,258	$864,449
Cash purchase / repayment price	$229,328	$615,346	$1,190,463	$640,167
Gain (loss) on early extinguishment of debt, net (b)	$975	$143,280	$(46,658)	$161,208

(a)	Although the cash purchase price is less than the principal amount outstanding, the repurchase of these notes resulted in a non-cash loss in the first quarter of 2010 due to the non-cash discount. Therefore, we adjusted for this non-cash loss of $15.2 million to arrive at FFO, excluding significant non-cash items.

(b)	Represents the difference between the recorded debt (including unamortized related debt issuance costs, premiums and discounts) and the consideration we paid to retire the debt.
(2)	The net losses recognized in Accumulated Other Comprehensive Income (Loss) for the six months ended June 30, 2010 in our Consolidated Balance Sheet are principally the result of the strengthening of the U.S. dollar against the euro and pound sterling, offset slightly by the weakening of the U.S. dollar against the yen. The strengthening of the U.S. dollar against these currencies results in less reported net assets upon translation of our international operations into U.S. dollars.

(3)	In our Consolidated Statements of Operations, rental income includes the following (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Rental income	$167,970	$162,900	$336,189	$322,222
Rental expense recoveries	51,613	52,218	102,335	100,298
Straight-lined rents	10,207	9,764	21,494	18,454

	$229,790	$224,882	$460,018	$440,974

Appendix A
Page - 1 -

Second Quarter 2010
Appendix A - Notes to Supplemental Information

Notes to Section II - Financial Statements (continued)
(4)	On February 9, 2009, we sold our operations in China and our property fund interests in Japan to affiliates of GIC Real Estate, the real estate investment company of the Government of Singapore Investment Corporation, for total cash consideration of $1.3 billion ($845 million related to China and $500 million related to the Japan investments).

In connection with the sale of our investments in the Japan property funds, we recognized a gain of $180.2 million. The gain is reflected as CDFS Proceeds in our Consolidated Statements of Operations and FFO, as it represents previously deferred gains on the contribution of development properties to the property funds based on our ownership interest in the property funds at the time of original contribution. We also recognized $20.5 million in current income tax expense related to the Japan portion of the transaction. We continued to manage the Japan properties until July 2009.

(5)	In the fourth quarter of 2008, in response to the difficult economic climate, we initiated general and administrative expense (“G&A”) reductions. These initiatives included a Reduction in Workforce (“RIF”) program and reductions to other expenses through various cost savings measures. Lower gross G&A and less development activity has resulted in lower capitalized G&A. Our G&A included in our Statements of Operations consisted of the following (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Gross G&A expense	$63,577	$69,320	$130,733	$147,160
Reported as rental expense	(4,831)	(4,852)	(9,833)	(9,787)
Reported as investment management expenses	(9,931)	(10,819)	(20,250)	(21,395)
Capitalized amounts	(9,894)	(12,199)	(19,723)	(26,285)

Net G&A	$38,921	$41,450	$80,927	$89,693

(6)	The following table presents the components of interest expense as reflected in our Consolidated Statements of Operations (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Gross interest expense	$113,225	$88,377	$218,234	$190,237
Amortization of discount, net	12,198	16,630	27,532	35,343
Amortization of deferred loan costs	7,435	2,873	13,917	6,249

Interest expense before capitalization	132,858	107,880	259,683	231,829
Capitalized amounts	(13,938)	(24,831)	(30,784)	(55,848)

Net interest expense	$118,920	$83,049	$228,899	$175,981

Gross interest expense increased in 2010 from 2009 due to increased borrowing rates. The decrease in capitalized amounts in 2010 from 2009 is due to less development activity.

(7)	Included in Net Gains on Dispositions of Real Estate Properties for the six months ended June 30, 2010 is a gain of $1.1 million from the sale of land during the first quarter of 2010 that was previously impaired.

(8)	Included in Foreign Currency Exchange Gains (Losses), Net, for the six months ended June 30, 2010 and 2009, are net foreign currency exchange gains or losses from the remeasurement of inter-company loans between the U.S. and our consolidated subsidiaries in Japan and Europe due to the fluctuations in the exchange rates of U.S. dollars to the yen, the euro and pound sterling between January 1st and June 30th of the applicable years. We do not include the gains and losses related to inter-company loans in our calculation of FFO.

(9)	The operations of the properties held for sale and properties that are disposed of to third parties during a period, including the aggregate net gains recognized upon their disposition, are presented as discontinued operations in our Consolidated Statements of Operations for all periods presented, unless the property was developed under a pre-sale agreement.
Appendix A
Page - 2 -

Second Quarter 2010
Appendix A - Notes to Supplemental Information

Notes to Section II - Financial Statements (continued)
During the six months ended June 30, 2010, we disposed of 9 properties to third parties aggregating 0.7 million square feet, none of which were development properties. During all of 2009, other than our China operations, we disposed of land subject to ground leases and 140 properties aggregating 14.8 million square feet to third parties, 3 of which were development properties.

The income attributable to these properties and our China operations was as follows (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Rental income	$459	$18,038	$1,149	$45,481
Rental expenses	(121)	(5,101)	(430)	(13,754)
Depreciation and amortization	(11)	(4,040)	(127)	(10,502)
Other expenses, net	-	-	-	(576)

Income attributable to disposed properties	$327	$8,897	$592	$20,649

For purposes of our Consolidated Statements of FFO, we do not segregate discontinued operations. In addition, we include the gains from disposition of land parcels and Completed Development Properties in the calculation of FFO, including those classified as discontinued operations.

(10)	The net gains on dispositions of real properties presented in our Consolidated Statements of FFO are net of related taxes of $0.9 million from the sale of a building during the first quarter of 2010.
Notes to Section IV - Investment Management
(1)	Included in North American funds are 10 property funds. As of January 1, 2010, we are excluding two North American funds from the Supplemental Package (see page 4.1). We contributed one property to ProLogis North American Industrial Fund during the first quarter of 2010.

(2)	The European funds include PEPR and PEPF II. We contributed one completed development property and 41 acres of land to PEPF II during the second quarter of 2010.

(3)	Represents the ProLogis Korea Fund.

(4)	Certain property funds in North America and Europe have interest rate swap contracts that were designated as cash flow hedges to mitigate the volatility in interest rates that no longer met the requirements for hedge accounting. The changes in the fair value of these contracts are recorded through earnings. When these interest rate swap contracts are settled, the realized gain or loss is recorded in interest expense and included in our calculation of FFO. There was no activity for derivatives included in FFO for the three months ended June 30, 2010 and our share of gains for the three months ended 2009 were $0.8 million. Our share of realized losses for the six months ended June 30, 2010 and 2009 were $6.0 million and $10.8 million, respectively.

(5)	In addition to the property and asset management fees earned by us and expensed by the property funds, we earn other fees for leasing, development and other activities performed on behalf of the property funds. Certain of these fees are capitalized by the property funds (primarily leasing and development fees). We defer an amount of the leasing and development fees we earn in an amount proportionate to our ownership interest in the property fund. The deferred fees are recognized in income in future periods by reducing depreciation expense (related to the capitalized fees) when we recognize our share of the earnings or losses of the property fund under the equity method – see note 7 below.

(6)	Includes only those fees earned from the property funds included here in which we have ownership interests that are accounted for by the equity method. In addition, we earn fees from the management of properties owned by certain joint ventures.

(7)	Represents adjustments to the amounts that we recognize under the equity method that are necessary to adjust for differences between our investment and the property fund’s basis in certain items, primarily arising due to deferred gains and fees that were not recognized when earned by us due to our ownership interest in the property fund. In our Consolidated Statements of FFO, deferred gains and fees are only recognized when the underlying property is sold to a third party by the property fund and are reflected as Net Gains on Dispositions of Real Estate Properties.
Appendix A
Page -3-

Second Quarter 2010
Appendix B - Definitions

Core – Completed Development Portfolio – Includes industrial operating properties we developed.
Core Portfolio – Includes all industrial operating properties that we own directly, excluding the completed development portfolio.
Debt Covenants –
Credit Facility – On June 30, 2010, we amended our facility (the “Global Line”) to reduce the size of the aggregate commitments to $2.25 billion (subject to currency fluctuations), by eliminating the Korea won and Canadian dollar tranches and reducing the Euro and Yen tranches. In addition to reducing the commitments, among other amended items we eliminated the borrowing base covenant and replaced it with a debt yield covenant that requires us to maintain a ratio of net operating income from certain unencumbered properties to certain specified debt, as of the last day of each fiscal quarter.
We may draw funds from a syndicate of banks in U.S. dollars, euros, Japanese yen, British pound sterling and Canadian dollars under the U.S. tranche. Based on our public debt ratings and a pricing grid, interest on the borrowings under the Global Line accrues at a variable rate based upon the interbank offered rate in each respective jurisdiction in which the borrowings are outstanding (2.42% per annum at June 30, 2010 based on a weighted average using local currency rates). The facility matures on August 12, 2012.
The covenants are calculated based on the definitions as defined within the Global Line agreement and may be different than similar terms in our Consolidated Financial Statements as provided in our Forms 10-K and 10-Q or with the covenants under the Indenture for our Senior Notes below. As of June 30, 2010, we were in compliance with all of our covenants under this agreement.
Senior Notes – We have approximately $6.4 billion of senior notes outstanding as of June 30, 2010, that have been issued under the 1995 indenture (“Original Indenture”) or supplemental indentures. We refer to the Original Indenture, as amended by supplemental indentures, collectively as the “Indenture”. All senior notes, other than the convertible senior notes, issued under the Indenture are subject to one consistent set of financial covenants, defined terms and thresholds for certain events of default.
The covenants are calculated based on the definitions as defined within the Indenture and may be different than similar terms in our Consolidated Financial Statements as provided in our Forms 10-K and 10-Q or with the covenants under our Global Line above. As of June 30, 2010, we were in compliance with all applicable covenants.
FFO, FFO including significant non-cash items, FFO excluding significant non-cash items (collectively referred to as “FFO”) – FFO is a non-GAAP measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings. Although NAREIT has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business.
FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor do we intend it to present, a complete picture of our financial condition and operating performance. We believe net earnings computed under GAAP remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with net earnings computed under GAAP. Further, we believe our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and our operating performance.
NAREIT’s FFO measure adjusts net earnings computed under GAAP to exclude historical cost depreciation and gains and losses from the sales of previously depreciated properties. We agree that these two NAREIT adjustments are useful to investors for the following reasons:
(i) historical cost accounting for real estate assets in accordance with GAAP assumes, through depreciation charges, that the value of real estate assets diminishes predictably over time. NAREIT stated in its White Paper on FFO “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” Consequently, NAREIT’s definition of FFO reflects the fact that real estate, as an asset class, generally appreciates over time and depreciation charges required by GAAP do not reflect the underlying economic realities.
(ii) REITs were created as a legal form of organization in order to encourage public ownership of real estate as an asset class through investment in firms that were in the business of long-term ownership and management of real estate. The exclusion, in NAREIT’s definition of FFO, of gains and losses from the sales of previously depreciated operating real estate assets allows investors and analysts to readily identify the operating results of the long-term assets that form the core of a REIT’s activity and assists in comparing those operating results between periods. We include the gains and losses from dispositions of land, development properties and properties acquired in our CDFS business segment, as well as our proportionate share of the gains and losses from dispositions recognized by the property funds, in our definition of FFO.
Our FFO Measures
At the same time that NAREIT created and defined its FFO measure for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe shareholders, potential investors and financial analysts who review our operating results are best served by a defined FFO measure that includes other adjustments to net earnings computed under GAAP in addition to those included in the NAREIT defined measure of FFO. Our FFO measures are used by management in analyzing our business and the performance of our properties and we believe that it is important that shareholders, potential investors and financial analysts understand the measures management uses.
We use our FFO measures as supplemental financial measures of operating performance. We do not use our FFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP, as indicators of our operating performance, as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.
Appendix B
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Second Quarter 2010
Appendix B - Definitions

FFO, including significant non-cash items
To arrive at FFO, including significant non-cash items, we adjust the NAREIT defined FFO measure to exclude:
(i)	deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;

(ii)	current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in GAAP earnings that is excluded from our defined FFO measure;

(iii)	certain foreign currency exchange gains and losses resulting from certain debt transactions between us and our foreign consolidated subsidiaries and our foreign unconsolidated investees;

(iv)	foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of our foreign consolidated subsidiaries and our foreign unconsolidated investees; and

(v)	mark-to-market adjustments associated with derivative financial instruments utilized to manage foreign currency and interest rate risks.
We calculate FFO, including significant non-cash items for our unconsolidated investees on the same basis as we calculate our FFO, including significant non-cash items.
We use this FFO measure, including by segment and region, to: (i) evaluate our performance and the performance of our properties in comparison to expected results and results of previous periods, relative to resource allocation decisions; (ii) evaluate the performance of our management; (iii) budget and forecast future results to assist in the allocation of resources; (iv) assess our performance as compared to similar real estate companies and the industry in general; and (v) evaluate how a specific potential investment will impact our future results. Because we make decisions with regard to our performance with a long-term outlook, we believe it is appropriate to remove the effects of short-term items that we do not expect to affect the underlying long-term performance of the properties. The long-term performance of our properties is principally driven by rental income. While not infrequent or unusual, these additional items we exclude in calculating FFO, including significant non-cash items, are subject to significant fluctuations from period to period that cause both positive and negative short-term effects on our results of operations, in inconsistent and unpredictable directions that are not relevant to our long-term outlook.
We believe investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.
FFO, excluding significant non-cash items
When we began to experience the effects of the global economic crises in the fourth quarter of 2008, we decided that FFO, including significant non-cash items, did not provide all of the information we needed to evaluate our business in this environment. As a result, we developed FFO, excluding significant non-cash items to provide additional information that allows us to better evaluate our operating performance in this unprecedented economic time.
To arrive at FFO, excluding significant non-cash items, we adjust FFO, including significant non-cash items, to exclude the following items that we recognized directly or our share recognized by our unconsolidated investees:
Non-recurring items
(i)	impairment charges related to the sale of our China operations;

(ii)	impairment charges of goodwill; and

(iii)	our share of the losses recognized by PEPR on the sale of its investment in PEPF II.
Recurring items
(i)	impairment charges of completed development properties that we contributed or expect to contribute to a property fund;

(ii)	impairment charges of land or other real estate properties that we sold or expect to sell;

(iii)	impairment charges of other non-real estate assets, including equity investments;

(iv)	our share of impairment charges of real estate that is sold or expected to be sold by an unconsolidated investee; and

(v)	gains from the early extinguishment of debt.
We believe that these items, both recurring and non-recurring, are driven by factors relating to the fundamental disruption in the global financial and real estate markets, rather than factors specific to the company or the performance of our properties or investments.
The impairment charges of real estate properties that we have recognized were primarily based on valuations of real estate, which had declined due to market conditions, that we no longer expected to hold for long-term investment. In order to generate liquidity, we decided to sell our China operations in the fourth quarter of 2008 at a loss and, therefore, we recognized an impairment charge. Also, to generate liquidity, we have contributed or intend to contribute certain completed properties to property funds and sold or intend to sell certain land parcels or properties to third parties. To the extent these properties are expected to be sold at a loss, we record an impairment charge when the loss is known. The impairment charges related to goodwill and other assets that we have recognized were similarly caused by the decline in the real estate markets.
Certain of our unconsolidated investees have recognized and may continue to recognize similar impairment charges of real estate that they expect to sell, which impacts our equity in earnings of such investees.
In connection with our announced initiatives to reduce debt and extend debt maturities, we have purchased portions of our debt securities. As a result, we recognized net gains or losses on the early extinguishment of certain debt. Certain of our unconsolidated investees have recognized or may recognize similar gains or losses, which impacts our equity in earnings of such investees.
Appendix B
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Second Quarter 2010
Appendix B - Definitions

During this turbulent time, we have recognized certain of these recurring charges and gains over several quarters since the fourth quarter of 2008 and we believe it is reasonably likely that we may recognize similar charges and gains in the near future. As we continue to focus on generating liquidity, we believe it is likely that we may recognize additional impairment charges of assets that we or our unconsolidated investees will sell in the near future. We believe that as the financial markets stabilize, our liquidity needs change and the remaining capital available to the existing unconsolidated property funds to acquire our completed development properties expires (in August of 2010), the potential for impairment charges on real estate properties will diminish to an immaterial amount. As we continue to monetize our land bank through development or dispositions, we may dispose of this land at a gain or loss. We may also dispose of other non-strategic assets at a gain or loss. However, we do not expect that we will adjust our FFO measure for these gains or losses after 2010.
We analyze our operating performance primarily by the rental income of our real estate, net of operating, administrative and financing expenses, which is not directly impacted by short-term fluctuations in the market value of our real estate or debt securities. As a result, although these significant non-cash items have had a material impact on our operations and are reflected in our financial statements, the removal of the effects of these items allows us to better understand the core operating performance of our properties over the long-term.
As described above, we began using FFO, excluding significant non-cash items, including by segment and region, to: (i) evaluate our performance and the performance of our properties in comparison to expected results and results of previous periods, relative to resource allocation decisions; (ii) evaluate the performance of our management; (iii) budget and forecast future results to assist in the allocation of resources; (iv) assess our performance as compared to similar real estate companies and the industry in general; and (v) evaluate how a specific potential investment will impact our future results. Because we make decisions with regard to our performance with a long-term outlook, we believe it is appropriate to remove the effects of short-term items that we do not expect to affect the underlying long-term performance of the properties we own. As noted above, we believe the long-term performance of our properties is principally driven by rental income. We believe investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.
As the impact of these recurring items dissipates, we expect that the usefulness of FFO, excluding significant non-cash items will similarly dissipate and we will go back to using only FFO, including significant non-cash items.
Limitations on Use of our FFO Measures
While we believe our defined FFO measures are important supplemental measures, neither NAREIT’s nor our measures of FFO should be used alone because they exclude significant economic components of net earnings computed under GAAP and are, therefore, limited as an analytical tool. Accordingly they are two of many measures we use when analyzing our business. Some of these limitations are:
•	The current income tax expenses that are excluded from our defined FFO measures represent the taxes that are payable.

•	Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited, as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Further, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of industrial properties are not reflected in FFO.

•	Gains or losses from property dispositions represent changes in the value of the disposed properties. By excluding these gains and losses, FFO does not capture realized changes in the value of disposed properties arising from changes in market conditions.

•	The deferred income tax benefits and expenses that are excluded from our defined FFO measures result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Our defined FFO measures do not currently reflect any income or expense that may result from such settlement.

•	The foreign currency exchange gains and losses that are excluded from our defined FFO measures are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of our foreign currency-denominated net assets is indefinite as to timing and amount. Our FFO measures are limited in that they do not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.

•	The non-cash impairment charges that we exclude from our FFO, excluding significant non-cash items, have been or may be realized as a loss in the future upon the ultimate disposition of the related real estate properties or other assets through the form of lower cash proceeds.

•	The gains on extinguishment of debt that we exclude from our FFO, excluding significant non-cash items, provides a benefit to us as we are settling our debt at less than our future obligation.
We compensate for these limitations by using our FFO measures only in conjunction with net earnings computed under GAAP when making our decisions. To assist investors in compensating for these limitations, we reconcile our defined FFO measures to our net earnings computed under GAAP. This information should be read with our complete financial statements prepared under GAAP and the rest of the disclosures we file with the SEC to fully understand our FFO measures and the limitations on its use.
Net Asset Value – We consider Net Asset Value to be a useful tool to estimate the fair value of common shareholder equity. The assessment of the fair value of a particular segment of our business is subjective in that it involves estimates and can be performed using various methods. Therefore, in this Supplemental Report, we have presented the financial results and investments related to our business segments that we believe are important in calculating our Net Asset Value but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.
Operating Segments:
Direct Owned Segment – represents the direct long-term ownership of industrial properties, including development of properties.
Investment Management Segment – represents the investment management of unconsolidated property funds and joint ventures and the properties they own.
Same Store – We evaluate the operating performance of the operating properties we own and manage using a “same store” analysis because the population of properties in this analysis is consistent from period to period, thereby eliminating the effects of changes in the composition of the portfolio on performance measures. We include properties owned by us, and properties owned by the industrial property funds and joint ventures that are managed by us (referred to as “unconsolidated investees”), in our same store analysis. We have defined the same store portfolio, for the quarter ended June 30, 2010, as those operating
Appendix B
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Second Quarter 2010
Appendix B - Definitions

properties that were in operation at April 1, 2009 and have been in operation throughout the full periods in both 2010 and 2009. We have removed all properties that were disposed of to a third party from the population for both periods. We believe the factors that impact rental income, rental expenses and net operating income in the same store portfolio are generally the same as for the total portfolio. In order to derive an appropriate measure of period-to-period operating performance, we remove the effects of foreign currency exchange rate movements by using the current exchange rate to translate from local currency into U.S. dollars, for both periods, to derive the same store results.
Same store rental income – includes the amount of rental expenses that are recovered from customers under the terms of their respective lease agreements. In computing the percentage change in rental income for the same store analysis, rental income is adjusted to remove the net termination fees recognized for each period. Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by the customer’s rent leveling asset that was previously recognized. Removing the net termination fees for the same store calculation allows us to evaluate the growth or decline in each property’s rental income without regard to items that are not indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.
Same store rental expense – represent gross property operating expenses. In computing the percentage change in rental expenses for the same store analysis, rental expenses include property management expenses for our direct owned properties based on the property management fee that has been computed as provided in the individual agreements under which our wholly owned management company provides property management services to each property (generally the fee is based on a percentage of revenues).
Same store average leasing – represents the change in the average leased percentage for all periods presented.
Same store rental rate growth– represents the change in effective rental rates, on new leases signed during the period, as compared with the previous effective rental rates in that same space.
Turnover costs – Represents the square feet and associated costs expected to be incurred i) to prepare a space for a new tenant, except for space that is being leased for the first time (i.e., in a new development property); ii) for a lease renewal with the same tenant; and iii) for space in properties acquired, if the space was vacant at the date of acquisition. The amount provided represents the total turnover costs expected to be incurred on the leases signed during the period and does not represent actual turnover expenditures for the period.
Appendix B
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